Exhibit 99.1
Consolidated Financial Statements and Notes thereto for the year ended December 31, 2010, updated to disclose condensed consolidating guarantor financial information.
Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Management’s Report on Internal Control over Financial Reporting
Management of Oppenheimer Holdings Inc. is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of the Company’s principal executive and principal financial officers to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles.
As of December 31, 2010, management conducted an assessment of the effectiveness of the Company’s internal control over financial reporting based on the framework established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, management has concluded that the Company’s internal control over financial reporting as of December 31, 2010 was effective.
The Company’s internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets; provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of management and the directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements.
The Company’s internal control over financial reporting as of December 31, 2010 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report included herein, which expresses an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Oppenheimer Holdings Inc.:
In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Oppenheimer Holdings Inc. and its subsidiaries at December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the or that the degree of compliance with the policies or procedures may deteriorate.
PricewaterhouseCoopers LLP
New York, New York
March 2, 2011, except for the guarantor information in note 21, as to which the date is June 15, 2011

OPPENHEIMER HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31,

(Expressed in thousands of dollars)	2010	2009
ASSETS
Cash and cash equivalents	$52,854	$68,918
Cash and securities segregated for regulatory and other purposes	142,446	78,133
Deposits with clearing organizations	23,228	25,798
Receivable from brokers and clearing organizations	302,844	390,912
Receivable from customers, net of allowance for credit losses of $2,716 ($2,378 in 2009)	924,817	826,658
Income taxes receivable	4,979	5,509
Securities purchased under agreements to resell	347,070	163,825
Securities owned, including amounts pledged of $102,501 ($156,248 in 2009), at fair value	367,019	238,372
Notes receivable, net	59,786	61,396
Office facilities, net	22,875	22,356
Deferred income taxes, net	—	15,359
Intangible assets, net	40,979	45,303
Goodwill	132,472	132,472
Other	198,665	128,372

	$2,620,034	$2,203,383

(Continued on next page)
The accompanying notes are an integral part of these consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31,

(Expressed in thousands of dollars, except share amounts)	2010	2009
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities

Drafts payable	$61,055	$48,097
Bank call loans	147,000	—
Payable to brokers and clearing organizations	372,697	436,018
Payable to customers	406,916	488,360
Securities sold under agreements to repurchase	390,456	155,625
Securities sold, but not yet purchased, at fair value	160,052	131,739
Accrued compensation	175,938	202,525
Accounts payable and other liabilities	262,506	150,049
Senior secured credit note	22,503	32,503
Subordinated note	100,000	100,000
Deferred income taxes, net	16,295	—
Excess of fair value of acquired assets over cost	7,020	7,020

	2,122,438	1,751,936

Stockholders’ equity
Share capital
Class A non-voting common stock (2010 — 13,268,522 shares issued and outstanding 2009 — 13,118,001 shares issued and outstanding)	51,768	47,691
Class B voting common stock 99,680 shares issued and outstanding	133	133

	51,901	47,824
Contributed capital	47,808	41,978
Retained earnings	394,648	362,188
Accumulated other comprehensive income (loss)	207	(543)

Total Oppenheimer Holdings Inc. stockholders’ equity	494,564	451,447
Non-controlling interest	3,032	—

	497,596	451,447

	$2,620,034	$2,203,383

The accompanying notes are an integral part of these consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31,

	2010	2009	2008
	(Expressed in thousands of dollars, except per share amounts)
REVENUE:
Commissions	$537,730	$555,574	$532,682
Principal transactions, net	77,183	107,094	20,651
Interest	45,871	35,960	61,793
Investment banking	134,906	90,960	83,541
Advisory fees	187,888	160,705	198,960
Other	51,494	41,140	22,443

	1,035,072	991,433	920,070

EXPENSES:
Compensation and related expenses	672,244	672,325	626,030
Clearing and exchange fees	25,754	26,748	31,007
Communications and technology	64,700	62,724	75,359
Occupancy and equipment costs	74,389	74,372	69,945
Interest	25,914	21,050	38,998
Other	101,305	99,401	114,774

	964,306	956,620	956,113

Profit (loss) before income taxes	70,766	34,813	(36,043)

Income tax provision (benefit)	30,187	15,326	(15,273)

Net profit (loss) for the year	40,579	19,487	(20,770)

Less net profit attributable to non-controlling interest, net of tax	2,248	—	—

Net profit attributable to Oppenheimer Holdings Inc.	$38,331	$19,487	$(20,770)

Earnings (loss) per share attributable to Oppenheimer Holdings Inc.
Basic	$2.87	$1.49	$(1.57)
Diluted	$2.76	$1.45	$(1.57)

Weighted average common shares
Basic	13,340,846	13,110,647	13,199,580
Diluted	13,897,261	13,441,279	13,199,580
The accompanying notes are an integral part of these consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31,

	2010	2009	2008
	(Expressed in thousands of dollars)
Net profit (loss) for year	$40,579	$19,487	$(20,770)

Other Comprehensive income (loss):
Currency translation adjustment	1,597	(99)	31
Change in cash flow hedges, net of tax	(847)	884	(388)

Comprehensive income (loss) for the year	$41,329	$20,272	$(21,127)

The accompanying notes are an integral part of these consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31,

	2010	2009	2008
	(Expressed in thousands of dollars)
Share capital
Balance at beginning of year	$47,824	$43,653	$53,054
Issuance of Class A non-voting common stock	4,077	4,730	7,786
Repurchase of Class A non-voting common stock for cancellation	—	(559)	(17,187)

Balance at end of year	$51,901	$47,824	$43,653

Contributed capital
Balance at beginning of year	$41,978	$34,924	$16,760
Issuance of warrant to purchase 1 million shares of Class A non-voting common stock	—	—	10,487
Tax (shortfall) benefit from share-based awards	(71)	230	698
Share-based expense	7,611	7,001	7,334
Vested employee share plan awards	(1,710)	(177)	(355)

Balance at end of year	$47,808	$41,978	$34,924

Retained earnings
Balance at beginning of year	$362,188	$348,477	$375,137
Net profit (loss) for year attributable to Oppenheimer Holdings Inc.	38,331	19,487	(20,770)
Dividends paid ($0.44 per share)	(5,871)	(5,776)	(5,890)

Balance at end of year	$394,648	$362,188	$348,477

Accumulated other comprehensive income (loss)
Balance at beginning of year	$(543)	$(1,328)	$(971)
Currency translation adjustment	1,597	(99)	31
Change in cash flow hedges, net of tax	(847)	884	(388)

Balance at end of year	$207	$(543)	$(1,328)

Stockholders’ Equity of Oppenheimer Holdings Inc.	$494,564	$451,447	$425,726

Non-controlling interest
Grant of non-controlling interest	$784	—	—
Net profit attributable to non-controlling interest, net of tax	2,248	—	—

Balance at end of year	$3,032	—	—

Total Stockholders’ Equity	$497,596	$451,447	$425,726

The accompanying notes are an integral part of these consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31,

	2010	2009	2008
	(Expressed in thousands of dollars)
Cash flows from operating activities:
Net profit (loss) for year	$40,579	$19,487	$(20,770)
Adjustments to reconcile net profit to net cash provided by operating activities:
Non-cash items included in net profit (loss):
Depreciation and amortization of office facilities and leasehold improvements	12,448	12,630	11,474
Deferred income taxes	31,652	(14,271)	(12,300)
Amortization of notes receivable	19,657	18,462	16,761
Amortization of debt issuance costs	985	1,188	1,227
Amortization of intangible assets	4,324	4,814	5,058
Provision for credit losses	338	352	1,473
Share-based compensation	4,242	17,246	(112)
Decrease (increase) in operating assets:
Cash and securities segregated for regulatory and other purposes	(64,313)	(21,100)	10,529
Deposits with clearing organizations	2,570	(11,443)	2,047
Receivable from brokers and clearing organizations	88,068	(112,677)	394,047
Receivable from customers	(98,497)	(179,524)	230,773
Income taxes receivable	4	7,138	(12,647)
Securities purchased under agreements to resell	(183,245)	(163,825)	—
Securities owned	(128,647)	(110,893)	81,618
Notes receivable	(18,047)	(26,412)	(25,284)
Other assets	(70,489)	(51,367)	43,990
Increase (decrease) in operating liabilities:
Drafts payable	12,958	(4,468)	(4,360)
Payable to brokers and clearing organizations	(64,168)	277,254	(649,734)
Payable to customers	(81,445)	80,057	(37,996)
Securities sold under agreements to repurchase	234,831	155,625
Securities sold, but not yet purchased	28,313	104,285	(14,333)
Accrued compensation	(23,163)	14,141	34,334
Accounts payable and other liabilities	113,770	38,018	14,984
Income taxes payable	—	—	(11,020)

Cash (used in) provided by operating activities	(137,277)	54,717	59,759

The accompanying notes are an integral part of these consolidated financial statements.
(Continued on next page)

OPPENHEIMER HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
FOR THE YEAR ENDED DECEMBER 31,

	2010	2009	2008
	(Expressed in thousands of dollars)
Cash flows from investing activities:
Acquisition, net of cash acquired	—	—	(50,335)
Purchase of office facilities	(12,157)	(7,762)	(15,243)

Cash used in investing activities	(12,157)	(7,762)	(65,578)

Cash flows from financing activities:
Cash dividends paid on Class A non-voting and Class B voting common stock	(5,871)	(5,776)	(5,890)
Issuance of Class A non-voting common stock	2,312	3,043	5,740
Repurchase of Class A non-voting common stock
for cancellation	—	(559)	(17,187)
Tax benefit (shortfall) from share-based awards	(71)	230	698
Debt issuance costs	—	—	(397)
Issuance of subordinated note	—	—	100,000
Repayments of senior secured credit note	(10,000)	(15,160)	(35,662)
Increase (decrease) in bank call loans, net	147,000	(6,500)	(22,500)

Cash provided by (used in) financing activities	133,370	(24,722)	24,802

Net increase (decrease) in cash and cash equivalents	(16,064)	22,233	18,983

Cash and cash equivalents, beginning of year	68,918	46,685	27,702

Cash and cash equivalents, end of year	$52,854	$68,918	$46,685

Schedule of non-cash investing and financing activities:
Warrants issued	—	—	$10,487
Employee share plan issuance	$1,765	$1,687	$2,046

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$15,938	$16,248	$32,078
Cash paid during the year for income taxes	$13,913	$23,719	$13,750
The accompanying notes are an integral part of these consolidated financial statements.

OPPENHEIMER HOLDINGS INC.
Notes to Consolidated Financial Statements
1. Summary of significant accounting policies
Basis of Presentation
Oppenheimer Holdings Inc. (”OPY”) is incorporated under the laws of the State of Delaware. On May 11, 2009, the jurisdiction of incorporation of OPY was changed from Canada to Delaware. The consolidated financial statements include the accounts of OPY and its subsidiaries (together, the “Company”). The principal subsidiaries of OPY are Oppenheimer & Co. Inc. (“Oppenheimer”), a registered broker dealer in securities, Oppenheimer Asset Management Inc. (“OAM”) and its wholly owned subsidiary, Oppenheimer Investment Management Inc. (“OIM”), both registered investment advisors under the Investment Advisors Act of 1940, Oppenheimer Trust Company, a limited purpose trust company chartered by the State of New Jersey to provide fiduciary services such as trust and estate administration and investment management, Oppenheimer Multifamily Housing and Healthcare Finance, Inc. (formerly Evanston Financial Corporation) (“OMHHF”), which is engaged in mortgage brokerage and servicing, and OPY Credit Corp., which offers syndication as well as trading of issued corporate loans. Oppenheimer E.U. Ltd., based in the United Kingdom, provides institutional equities and fixed income brokerage and corporate financial services and is regulated by the Financial Services Authority. Oppenheimer Investments Asia Limited, based in Hong Kong, China, provides assistance in accessing the U.S. equities markets and limited mergers and acquisitions advisory services to Asia-based companies. Oppenheimer operates as Fahnestock & Co. Inc. in Latin America. Oppenheimer owns Freedom Investments, Inc. (“Freedom”), a registered broker dealer in securities, which also operates as the BUYandHOLD division of Freedom, offering on-line discount brokerage and dollar-based investing services, and Oppenheimer Israel (OPCO) Ltd., which is engaged in offering investment services in the State of Israel as a local broker dealer. Oppenheimer holds a trading permit on the New York Stock Exchange and is a member of several other regional exchanges in the United States.
These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for purpose of inclusion in the Company’s Annual Report on Form 10-K and in its annual report to stockholders. All material intercompany transactions and balances have been eliminated in the preparation of the consolidated financial statements.
During the first quarter of 2010, the Company issued 32.66 common shares of its OMHHF subsidiary to two founding members of OMHHF. Accounting standards require the Company to present non-controlling interests (previously referred to as minority interests) as a separate component of stockholders’ equity on the Company’s consolidated balance sheet. As of December 31, 2010, the Company owns 67.34% of OMHHF and the non-controlling interest recorded in the consolidated balance sheet was $3.0 million.
The Company identified certain over-accruals in compensation and related expenses relating to prior periods which the Company has adjusted in the year ended December 31, 2010. These out-of-period adjustments, which were not material to any prior period, resulted in a decrease to compensation and related expenses of $3.7 million for the year ended December 31, 2010.
Description of Business
The Company engages in a broad range of activities in the securities industry, including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust services, and investment advisory and asset management services.

Use of Estimates
The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods.
In presenting the consolidated financial statements, management makes estimates regarding valuations of financial instruments, loans and allowances for credit losses, the outcome of legal and regulatory matters, the carrying amount of goodwill and other intangible assets, valuation of stock-based compensation plans, and income taxes. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could be materially different from these estimates. A discussion of certain areas in which estimates are a significant component of the amounts reported in the consolidated financial statements follows.
Financial Instruments and Fair Value
Financial Instruments
Securities owned and securities sold but not yet purchased, investments and derivative contracts are carried at fair value with changes in fair value recognized in earnings each period. The Company’s other financial instruments are generally short-term in nature or have variable interest rates and as such their carrying values approximate fair value, with the exception of notes receivable from employees which are carried at cost.
Financial Instruments Used for Asset and Liability Management
The Company utilizes interest rate swap agreements to manage interest rate risk of its variable rate Senior Secured Credit Note and an interest rate cap contract, incorporating a series of purchased caplets with fixed maturity dates ending December 31, 2012, to hedge the interest payments associated with its floating rate Subordinated Note. These interest rate swaps and the interest rate cap have been designated as cash flow hedges under the accounting guidance for derivative instruments and hedging activities. Changes in the fair value of the interest rate swaps and interest cap hedges are expected to be highly effective in offsetting changes in the interest payments due to changes in the 3-Month London Interbank Offering Rate (“LIBOR”).
Fair Value Measurements
Effective January 1, 2008, the Company adopted the accounting guidance for the fair value measurement of financial assets, which defines fair value, establishes a framework for measuring fair value, establishes a fair value measurement hierarchy, and expands fair value measurement disclosures. Fair value, as defined by the accounting guidance, is the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy established by this accounting guidance prioritizes the inputs used in valuation techniques into the following three categories (highest to lowest priority):
Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets;
Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and
Level 3: Unobservable inputs.
The Company’s financial instruments are recorded at fair value and generally are classified within Level 1 or Level 2 within the fair value hierarchy using quoted market prices or quotes from market makers or broker-dealers. Financial instruments classified within Level 1 are valued based on quoted market prices in active markets and consist of U.S. government, federal agency, and sovereign government obligations, corporate equities, and certain money market instruments. Level 2 financial instruments primarily consist of investment grade and high-yield corporate debt, convertible bonds, mortgage and asset-backed securities, municipal obligations, and certain money market instruments. Financial instruments classified as Level 2 are valued based on quoted prices for similar assets and liabilities in active markets and quoted prices for identical or similar assets and liabilities in markets that are not active. Some financial instruments are classified within Level 3 within the fair value hierarchy as observable pricing inputs are not available due to limited market activity for the asset or liability. Such financial instruments include investments in hedge funds and private equity funds where the Company, through its subsidiaries, is general partner, less-liquid private label mortgage and asset-backed securities, certain distressed municipal securities, and auction rate securities. A description of the valuation techniques applied and inputs used in measuring the fair value of the Company’s financial instruments is located in note 4.
Fair Value Option
The Company has the option to measure certain financial assets and financial liabilities at fair value with changes in fair value recognized in earnings each period. The Company may make a fair value option election on an instrument-by-instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. The Company has elected to apply the fair value option to its loan trading portfolio which resides in OPY Credit Corp. and is included in other assets on the consolidated balance sheet. Management has elected this treatment as it is consistent with the manner in which the business is managed as well as the way that financial instruments in other parts of the business are recorded. There were no loan positions held in the secondary loan trading portfolio at December 31, 2010 ($950,000 at December 31, 2009 with a fair value of $940,000 which is categorized in Level 2 of the fair value hierarchy).
The Company also elected the fair value option for those securities sold under agreements to repurchase (“repurchase agreements”) and securities purchased under agreements to resell (“resale agreements”) that do not settle overnight or have an open settlement date or that are not accounted for as purchase and sale agreements (such as repo-to-maturity transactions). The Company has elected the fair value option for these instruments to more accurately reflect market and economic events in its earnings and to mitigate a potential imbalance in earnings caused by using different measurement attributes (i.e. fair value versus carrying value) for certain assets and liabilities. At December 31, 2010, the fair value of the resale agreements and repurchase agreements was $334.7 million and $390.5 million, respectively. During the year ended December 31, 2010, the amount of gains related to resale agreements was $nil. During the year ended December 31, 2010, the amount of losses related to repurchase agreements was $80,600.
Financing Receivables
The Company’s financing receivables include customer margin loans, securities purchased under agreements to resell (“resale agreements”), and securities borrowed transactions. The Company uses financing receivables to extend margin loans to customers, meet trade settlement requirements, and facilitate its matched-book arrangements and inventory requirements.
Allowance for Credit Losses
The Company’s financing receivables are secured by collateral received from clients and counterparties. In many cases, the Company is permitted to sell or repledge securities held as collateral. These securities may be used to collateralize repurchase agreements, to enter into securities lending agreements, to cover short positions or fulfill the obligation of fails to deliver. The Company monitors the market value of the collateral received on a daily basis and may require clients and counterparties to deposit additional collateral or return collateral pledged, when appropriate.

Customer receivables, primarily consisting of customer margin loans collateralized by customer-owned securities, are stated net of allowance for credit losses. The Company reviews large customer accounts that do not comply with the Company’s margin requirements on a case-by-case basis to determine the likelihood of collection and records an allowance for credit loss following that process. For small customer accounts that do not comply with the Company’s margin requirements, the allowance for credit loss is generally recorded as the amount of unsecured or partially secured receivables.
The Company also makes loans or pays advances to financial advisors as part of its hiring process. Reserves are established on these receivables if the financial advisor is no longer associated with the Company and the receivable has not been promptly repaid or if it is determined that it is probable the amount will not be collected.
Legal and Regulatory Reserves
The Company records reserves related to legal and regulatory proceedings in accounts payable and other liabilities. The determination of the amounts of these reserves requires significant judgment on the part of management. In accordance with applicable accounting guidance, the Company establishes reserves for litigation and regulatory matters where available information indicates that it is probable a liability had been incurred at the date of the consolidated financial statements and the Company can reasonably estimate the amount of that loss. When loss contingencies are not probable and cannot be reasonably estimated, the Company does not establish reserves.
When determining whether to record a reserve, management considers many factors including, but not limited to, the amount of the claim; the stage and forum of the proceeding, the sophistication of the claimant, the amount of the loss, if any, in the client’s account and the possibility of wrongdoing, if any, on the part of an employee of the Company; the basis and validity of the claim; previous results in similar cases; and applicable legal precedents and case law. Each legal and regulatory proceeding is reviewed with counsel in each accounting period and the reserve is adjusted as deemed appropriate by management. Any change in the reserve amount is recorded in the results of that period. The assumptions of management in determining the estimates of reserves may be incorrect and the actual disposition of a legal or regulatory proceeding could be greater or less than the reserve amount.
Goodwill
Goodwill arose upon the acquisitions of Oppenheimer, Old Michigan Corp., Josephthal & Co. Inc., Grand Charter Group Incorporated and the Oppenheimer Divisions, as defined below. The Company defines a reporting unit as an operating segment. The Company’s goodwill resides in its Private Client Division (“PCD”). Goodwill of a reporting unit is subject to at least an annual test for impairment to determine if the fair value of goodwill of a reporting unit is less than its estimated carrying amount. The Company derives the estimated carrying amount of its operating segments by estimating the amount of stockholders’ equity required to support the activities of each operating segment.
Accounting standards require goodwill of a reporting unit to be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Goodwill recorded as at December 31, 2010 has been tested for impairment and it has been determined that no impairment has occurred. See note 15 for further discussion.
Excess of fair value of assets acquired over cost arose from the January 2008 acquisition of certain businesses from CIBC World Markets Corp. (see note 18 for further discussion). If the earn-out from this acquisition exceeds $5.0 million in any of the five years from 2008 through 2012, the excess will first reduce the excess of fair value of acquired assets over cost and second will create goodwill.

Intangible Assets
Intangible assets arose upon the acquisition, in January 2003, of the U.S. Private Client and Asset Management Divisions of CIBC World Markets Corp. (the “Oppenheimer Divisions”) and comprise customer relationships and trademarks and trade names. Customer relationships of $4.9 million were amortized on a straight-line basis over 80 months commencing in January 2003 (fully amortized and carried at $nil as at December 31, 2010). Trademarks and trade names, carried at $31.7 million, which are not amortized, are subject to at least an annual test for impairment to determine if the fair value is less than their carrying amount. See note 15 for further discussion.
Share-Based Compensation Plans
The Company estimates the fair value of share-based awards using the Black-Scholes option-pricing model and applies to it a forfeiture rate based on historical experience. Key input assumptions used to estimate the fair value of share-based awards include the expected term and the expected volatility of the Company’s Class A Stock over the term of the award, the risk-free interest rate over the expected term, and the Company’s expected annual dividend yield. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive share-based awards. See note 12 for further discussion.
Revenue Recognition
Brokerage
Customers’ securities and commodities transactions are reported on a settlement date basis, which is generally three business days after trade date for securities transactions and one day for commodities transactions. Related commission income and expense is recorded on a trade date basis.
Principal transactions
Transactions in proprietary securities and related revenue and expenses are recorded on a trade date basis. Securities owned and securities sold, but not yet purchased, are reported at fair value generally based upon quoted prices. Realized and unrealized changes in fair value are recognized in principal transactions, net in the period in which the change occurs.
Fees
Underwriting revenues and advisory fees from mergers, acquisitions and restructuring transactions are recorded when services for the transactions are substantially completed and income is reasonably determinable, generally as set forth under the terms of the engagement. Transaction-related expenses, primarily consisting of legal, travel and other costs directly associated with the transaction, are deferred and recognized in the same period as the related investment banking transaction revenue. Underwriting revenues are presented net of related expenses. Non-reimbursed expenses associated with advisory transactions are recorded within other expenses.
Asset Management
Asset management fees are generally recognized over the period the related service is provided based on the account value at the valuation date per the respective asset management agreements. In certain circumstances, OAM is entitled to receive performance fees when the return on assets under management exceeds certain benchmark returns or other performance targets. Performance fees are generally based on investment performance over a 12-month period and are not subject to adjustment once the measurement period ends. Such fees are computed as at the fund’s year-end when the measurement period ends and generally are recorded as earned in the fourth quarter of the Company’s fiscal year. Asset management fees and performance fees are included in advisory fees in the consolidated statements of operations. Assets under management are not included as assets of the Company.

Balance Sheet Items
Cash and Cash Equivalents
The Company defines cash equivalents as highly liquid investments with original maturities of less than 90 days that are not held for sale in the ordinary course of business.
Receivables From / Payables To Brokers and Clearing Organizations
Securities borrowed and securities loaned are carried at the amounts of cash collateral advanced or received. Securities borrowed transactions require the Company to deposit cash or other collateral with the lender. The Company receives cash or collateral in an amount generally in excess of the market value of securities loaned. The Company monitors the market value of securities borrowed and loaned on a daily basis and may require counterparties to deposit additional collateral or return collateral pledged, when appropriate.
Securities failed to deliver and receive represent the contract value of securities which have not been received or delivered by settlement date.
Notes Receivable
The Company had notes receivable, net from employees of approximately $59.8 million at December 31, 2010. The notes are recorded in the consolidated balance sheet at face value of approximately $123.4 million less accumulated amortization and reserves of $55.7 million and $7.9 million, respectively, at December 31, 2010. These amounts represent recruiting and retention payments generally in the form of upfront loans to financial advisors and key revenue producers as part of the Company’s overall growth strategy. These loans are generally forgiven over a service period of 3 to 5 years from the initial date of the loan or based on productivity levels of employees and all such notes are contingent on the employees’ continued employment with the Company. The unforgiven portion of the notes becomes due on demand in the event the employee departs during the service period. Management monitors and compares individual financial advisor production to each loan issued to ensure future recoverability. Amortization of notes receivable is included in the consolidated statements of operations in compensation and related expenses.
Securities purchased under agreements to resell and securities sold under agreements to repurchase
Transactions involving purchases of securities under agreements to resell (“resale agreements”) or sales of securities under agreements to repurchase (“repurchase agreements”) are treated as collateralized financing transactions and are recorded at their contractual amounts plus accrued interest. The resulting interest income and expense for these arrangements are included in interest income and interest expense in the consolidated statements of operations. The Company can present the resale and repurchase transactions on a net-by-counterparty basis when the specific offsetting requirements are satisfied. See note 4 for further discussion.
From time-to-time, the Company enters into securities financing transactions that mature on the same date as the underlying collateral. The Company accounts for these transactions in accordance with the accounting guidance for transfers and servicing. Such transactions are treated as a sale of financial assets and a forward repurchase commitment, or conversely as a purchase of financial assets and a forward resale commitment. The forward repurchase and resale commitments are accounted for as derivatives under the accounting guidance for derivatives and hedging.
Office Facilities
Office facilities are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of furniture, fixtures, and equipment is provided on a straight-line basis generally over 3-7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the improvement or the remaining term of the lease. Leases with escalating rents are expensed on a straight-line basis over the life of the lease. Landlord incentives are recorded as deferred rent and amortized, as reductions to lease expense, on a straight-line basis over the life of the applicable lease.
Debt Issuance Costs
Debt issuance costs, included in other assets, from the issuance and amendment of the Senior Secured Credit Note are reported in the consolidated balance sheet as deferred charges and amortized using the interest method. Debt issuance costs include underwriting and legal fees as well as other incremental expenses directly attributable to realizing the proceeds of the Senior Secured Credit Note.
Drafts Payable
Drafts payable represent amounts drawn by the Company against a bank.
Foreign Currency Translations
Foreign currency balances have been translated into U.S. dollars as follows: monetary assets and liabilities at exchange rates prevailing at period end; revenue and expenses at average rates for the period; and non-monetary assets and stockholders’ equity at historical rates. Cumulative translation adjustments of $1.6 million are included in accumulated other comprehensive income on the consolidated balance sheets. The functional currency of the overseas operations is the local currency in each location except for Oppenheimer E.U. Ltd. which has the U.S. dollar as its functional currency.
Income Taxes
Deferred income tax assets and liabilities arise from temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated financial statements. Deferred tax balances are determined by applying the enacted tax rates applicable to the periods in which items will reverse.
The Company permanently reinvests eligible earnings of it foreign subsidiaries and, accordingly, does not accrue any U.S. income taxes that would arise if such earnings were repatriated.
New Accounting Pronouncements
Recently Adopted
In June 2009, the Financial Accounting Standards Board (“FASB”) updated the accounting guidance for transfers of financial assets. The updated guidance eliminates the concept of a qualifying special-purpose entity (“QSPE”) and establishes a new “participating interest” definition that must be met for transfers of portions of financial assets to be eligible for sale accounting. In addition, the updated guidance provides clarification and amendments to the derecognition criteria for a transfer to be accounted for as a sale and changes the amount of recognized gains or losses on transfers accounted for as a sale when beneficial interests are received by the transferor. The updated guidance also provides extensive new disclosure requirements for collateral transferred, servicing assets and liabilities, transfers accounted for as sales in securitization and asset-backed financing arrangements when the transferor has continuing involvement with the transferred assets, and transfers of financial assets accounted for as secured borrowings. The updated guidance is to be applied prospectively to new transfers of financial assets occurring in fiscal years beginning after November 15, 2009. The Company’s adoption of the updated guidance did not have an impact on its financial condition, results of operations or cash flows.

In June 2009, the FASB updated the accounting guidance for consolidation. The updated guidance amends the consolidation framework for variable interest entities (“VIEs”) by requiring enterprises to qualitatively assess the determination of the primary beneficiary of a VIE based on whether the entity (1) has the power to direct matters that most significantly impact the activities of the VIE, and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The updated guidance changes the consideration of “kick-out” rights in determining if an entity is a VIE, which may cause certain additional entities to now be considered VIEs. The updated guidance requires an ongoing reconsideration of the primary beneficiary. It also amends the events that trigger a reassessment of whether an entity is a VIE. The updated guidance also expands the disclosures required in respect of VIEs. The transition requirements of the updated guidance stipulate that assets, liabilities, and non-controlling interests of the VIE be measured at their carrying amounts as if the statement had been applied from the inception of the VIE with any difference reflected as a cumulative effect adjustment.
In February 2010, the FASB issued ASU No. 2010-10, “Consolidation – Amendments for Certain Investment Funds”, that will indefinitely defer the effective date of the updated VIE accounting guidance for certain investment funds. To qualify for the deferral, the investment fund needs to meet certain attributes of an investment company, does not have explicit or implicit obligations to fund losses of the entity and is not a securitization entity, an asset-backed financing entity, or an entity formerly considered a QSPE. The Company’s investment funds meet the conditions in ASU No. 2010-10 and qualify for the deferral adoption. Therefore, the Company is not required to consolidate any of its investment funds which are VIEs until further guidance is issued.
In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurement”. ASU No. 2010-06 requires new disclosures regarding transfers of assets and liabilities measured at fair value in and out of Level 1 and 2 of the fair value hierarchy. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfer. ASU No. 2010-06 also provides additional guidance on the level of disaggregation of fair value measurements and disclosures regarding inputs and valuation techniques. The Company adopted this disclosure requirement in the three months ended March 31, 2010. See note 4 for further details. In addition, ASU No.2010-06 requires the reconciliation of beginning and ending balances for fair value measurements using significant unobservable inputs (i.e., Level 3) to be presented on a gross basis. The Company will adopt this requirement in the reporting period ending March 31, 2011.
In July 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-20, Receivables – Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses (“ASU No. 2010-20”). ASU No. 2010-20 requires a company to provide more information about the credit quality of its financing receivables in the disclosures to the financial statements, including aging information and credit quality indicators. Both new and existing disclosures must be disaggregated by portfolio segment or class. The disaggregation of information is based on both how a company develops its allowance for credit losses and manages its credit exposure. ASU No. 2010-20 is effective for interim and annual reporting periods after December 15, 2010. The Company adopted ASU No. 2010-20 in the fourth quarter of 2010. The Company’s financing receivables that meet the definition in this update include customer margin loans, resale agreements, and securities borrowed transactions.
2. Cash and Securities Segregated For Regulatory and Other Purposes
Deposits of $29.8 million were held at year-end in special reserve bank accounts for the exclusive benefit of customers in accordance with regulatory requirements at December 31, 2010 (2009 — $28.5 million). To the extent permitted, these deposits are invested in interest bearing accounts collateralized by qualified securities.

OMHHF had client funds held in escrow totaling $112.5 million at December 31, 2010 (2009 - $49.7 million).
Oppenheimer Trust had a deposit of $100,000 with the State of Ohio at December 31, 2010.
3. Receivable from and Payable to Brokers and Clearing Organizations
Expressed in thousands of dollars.

	As at December 31,
	2010	2009

Receivable from brokers and clearing organizations consist of:
Deposits paid for securities borrowed	$199,117	$299,925
Receivable from brokers	20,609	23,019
Securities failed to deliver	23,673	20,532
Clearing organizations	11,038	17,291
Omnibus accounts	19,129	9,192
Other	29,278	20,953

	$302,844	$390,912

	As at December 31,
	2010	2009

Payable to brokers and clearing organizations consist of:
Deposits received for securities loaned	$345,462	$412,420
Securities failed to receive	24,944	21,728
Clearing organizations and other	2,291	1,870

	$372,697	$436,018

4. Financial instruments
Securities owned and securities sold but not yet purchased, investments and derivative contracts are carried at fair value with changes in fair value recognized in earnings each period. The Company’s other financial instruments are generally short-term in nature or have variable interest rates and as such their carrying values approximate fair value, with the exception of notes receivable from employees which are carried at cost.

Securities Owned and Securities Sold, But Not Yet Purchased at Fair Value
Expressed in thousands of dollars.

		As at December 31,
	2010		2009

	Owned	Sold	Owned	Sold

U.S. Treasury, agency and sovereign obligations	$160,114	$105,564	$84,168	$74,152
Corporate debt and other obligations	32,204	6,788	30,330	7,323
Mortgage and other asset-backed securities	2,895	25	4,035	5
Municipal obligations	55,089	383	34,606	1,707
Convertible bonds	39,015	11,093	35,001	12,121
Corporate equities	39,151	36,164	43,728	36,286
Other	38,551	35	6,504	145

Total	$367,019	$160,052	$238,372	$131,739

Securities owned and securities sold, but not yet purchased, consist of trading and investment securities at fair values. Included in securities owned at December 31, 2010 are corporate equities with estimated fair values of approximately $14.3 million ($13.1 million at December 31, 2009), which are related to deferred compensation liabilities to certain employees included in accrued compensation on the consolidated balance sheet.
Valuation Techniques
A description of the valuation techniques applied and inputs used in measuring the fair value of the Company’s financial instruments is as follows:
U.S. Treasury Obligations
U.S. Treasury securities are valued using quoted market prices obtained from active market makers and inter-dealer brokers and, accordingly, are categorized in Level 1 in the fair value hierarchy.
U.S. Agency Obligations
U.S. agency securities consist of agency issued debt securities and mortgage pass-through securities. Non-callable agency issued debt securities are generally valued using quoted market prices. Callable agency issued debt securities are valued by benchmarking model-derived prices to quoted market prices and trade data for identical or comparable securities. The fair value of mortgage pass-through securities are model driven with respect to spreads of the comparable To-be-announced (“TBA”) security. Actively traded non-callable agency issued debt securities are categorized in Level 1 of the fair value hierarchy. Callable agency issued debt securities and mortgage pass-through securities are generally categorized in Level 2 of the fair value hierarchy.
Sovereign Obligations
The fair value of sovereign obligations is determined based on quoted market prices when available or a valuation model that generally utilizes interest rate yield curves and credit spreads as inputs. Sovereign obligations are categorized in Level 1 or 2 of the fair value hierarchy.
Corporate Debt & Other Obligations
The fair value of corporate bonds is estimated using recent transactions, broker quotations and bond spread information. Corporate bonds are generally categorized in Level 2 of the fair value hierarchy.

Mortgage and Other Asset-Backed Securities
The Company holds non-agency securities primarily collateralized by home equity and manufactured housing which are valued based on external pricing and spread data provided by independent pricing services and are generally categorized in Level 2 of the fair value hierarchy. When specific external pricing is not observable, the valuation is based on yields and spreads for comparable bonds and, consequently, the positions are categorized in Level 3 of the fair value hierarchy.
Municipal Obligations
The fair value of municipal obligations is estimated using recently executed transactions, broker quotations, and bond spread information. These obligations are generally categorized in Level 2 of the fair value hierarchy; in instances where significant inputs are unobservable, they are categorized in Level 3 of the hierarchy.
Convertible Bonds
The fair value of convertible bonds is estimated using recently executed transactions and dollar-neutral price quotations, where observable. When observable price quotations are not available, fair value is determined based on cash flow models using yield curves and bond spreads as key inputs. Convertible bonds are generally categorized in Level 2 of the fair value hierarchy; in instances where significant inputs are unobservable, they are categorized in Level 3 of the hierarchy.
Corporate Equities
Equity securities and options are generally valued based on quoted prices from the exchange or market where traded and categorized as Level 1 in the fair value hierarchy. To the extent quoted prices are not available, prices are generally derived using bid/ask spreads, and these securities are generally categorized in Level 2 of the fair value hierarchy.
The Company held one exchange membership seat with the Chicago Board Options Exchange (“CBOE”) which was converted to 80,000 common shares when CBOE’s parent company, CBOE Holdings, was publicly listed on June 14, 2010. The Company sold 20,000 shares in the initial public offering at $29 per share, sold a further 25,626 shares in the fourth quarter of 2010 and continues to hold 17,864 shares that are restricted for sale with a twelve month restriction period (“A-2 Shares”). The Company uses the Black-Scholes model to calculate the value of a call option to purchase securities of CBOE Holdings which is used as a proxy for the discount associated with the selling restrictions. The inputs into the Black-Scholes model include the volatility of CBOE Holdings’ common shares and yields associated with six month Treasury bills and twelve month Treasury notes. At December 31, 2010, the Company valued the restricted shares at $368,400 and recorded an unrealized gain of $362,500 for the year ended December 31, 2010. The Company has categorized the restricted shares of CBOE Holdings as Level 2 in the fair value hierarchy.
Other
In February 2010, Oppenheimer finalized settlements with each of the New York Attorney General’s office (“NYAG”) and the Massachusetts Securities Division (“MSD” and, together with the NYAG, the “Regulators”) concluding investigations and administrative proceedings by the Regulators concerning Oppenheimer’s marketing and sale of auction rate securities (“ARS”). Pursuant to those settlements, as at December 31, 2010, the Company had purchased approximately $36.7 million in ARS from its clients and expects to purchase at least an additional $9.6 million of ARS from clients by May 2011. The Company’s purchases of ARS from clients will continue on a periodic basis thereafter pursuant to the settlements with the Regulators. The ultimate amount of ARS to be repurchased by the Company cannot be predicted with any certainty and will be impacted by redemptions by issuers and client actions during the period, which also cannot be predicted.

In addition to the purchases of $36.7 million of ARS from clients referred to above, the Company also held $2.5 million in ARS in its proprietary trading account as of December 31, 2010 as a result of the failed auctions in February 2008. These ARS positions primarily represent Auction Rate Preferred Securities issued by closed-end funds and, to a lesser extent, Municipal Auction Rate Securities which are municipal bonds wrapped by municipal bond insurance and Student Loan Auction Rate Securities which are asset-backed securities backed by student loans (collectively referred to as “ARS”).
Interest rates on ARS typically reset through periodic auctions. Due to the auction mechanism and generally liquid markets, ARS have historically been categorized as Level 1 in the fair value hierarchy. Beginning in February 2008, uncertainties in the credit markets resulted in substantially all of the ARS market experiencing failed auctions. Once the auctions failed, the ARS could no longer be valued using observable prices set in the auctions. The Company has used less observable determinants of the fair value of ARS, including the strength in the underlying credits, announced issuer redemptions, completed issuer redemptions, and announcements from issuers regarding their intentions with respect to their outstanding ARS. The Company has also developed an internal methodology to discount for the lack of liquidity and non-performance risk of the failed auctions. Key inputs include spreads on comparable Treasury yields to derive a discount rate, an estimate of the ARS duration, and yields based on current auctions in comparable securities that have not failed. Due to the less observable nature of these inputs, the Company categorizes ARS in Level 3 of the fair value hierarchy. As of December 31, 2010, the Company had a valuation adjustment (unrealized) of $1.8 million for ARS.
Investments
In its role as general partner in certain hedge funds and private equity funds, the Company, through its subsidiaries, holds direct investments in such funds. The Company uses the net asset value of the underlying fund as a basis for estimating the fair value of its investment. Due to the illiquid nature of these investments and difficulties in obtaining observable inputs, these investments are included in Level 3 of the fair value hierarchy.
The following table provides information about the Company’s investments in Company-sponsored funds at December 31, 2010.
Expressed in thousands of dollars.

	Fair	Unfunded		Redemption
	Value	Commit-ments	Redemption Frequency	Notice Period
Hedge Funds(1)	$1,472	$—	Quarterly - Annually	30 - 120 Days
Private Equity Funds(2)	2,301	4,685	N/A	N/A
Distressed Opportunities Fund(3)	12,285	—	Semi-Annually	180 Days

Total	$16,058	$4,685

(1)	Includes investments in hedge funds and hedge fund of funds that pursue long/short, event-driven, and activist strategies.

(2)	Includes private equity funds and private equity fund of funds with a focus on diversified portfolios, real estate and global natural resources.

(3)	Hedge fund that invests in distressed debt of U.S. companies.
Derivative Contracts
From time to time, the Company transacts in exchange-traded and over-the-counter derivative transactions to manage its interest rate risk. Exchange-traded derivatives, namely U.S. Treasury futures, Federal funds futures, and Eurodollar futures, are valued based on quoted prices from the exchange and are categorized in Level 1 of the fair value hierarchy. Over-the-counter derivatives, namely interest rate swap and interest rate cap contracts, are valued using a discounted cash flow model and the Black-Scholes model, respectively, using observable interest rate inputs and are categorized in Level 2 of the fair value hierarchy.
As described below in “Credit Concentrations”, the Company participates in loan syndications and operates as underwriting agent in leveraged financing transactions where it utilizes a warehouse facility provided by Canadian Imperial Bank of Commerce (“CIBC”) to extend financing commitments to third-party borrowers identified by the Company. The Company uses broker quotations on loans trading in the secondary market as a proxy to determine the fair value of the underlying loan commitment which is categorized in Level 3 of the fair value hierarchy. The Company also purchases and sells loans in its proprietary trading book where CIBC provides the financing through a loan trading facility. The Company uses broker quotations to determine the fair value of loan positions held which are categorized in Level 2 of the fair value hierarchy.
The Company from time to time enters into securities financing transactions that mature on the same date as the underlying collateral. Such transactions are treated as a sale of financial assets and a forward repurchase commitment, or conversely as a purchase of financial assets and a forward resale commitment. The forward repurchase and resale commitments are valued based on the spread between the market value of the government security and the underlying collateral and are categorized in Level 2 of the fair value hierarchy.

Fair Value Measurements
The Company’s assets and liabilities, recorded at fair value on a recurring basis as of December 31, 2010 and December 31, 2009, have been categorized based upon the above fair value hierarchy as follows:
Expressed in thousands of dollars.

		Fair Value Measurements
	As of December 31, 2010

	Level 1	Level 2	Level 3	Total

Assets:
Cash equivalents	$14,384	$—	$—	$14,384

Securities segregated for regulatory and other purposes	14,497	—	—	14,497
Deposits with clearing organizations	9,094	—	—	9,094
Securities owned:
U.S. Treasury obligations	115,790	—	—	115,790
U.S. Agency obligations	23,963	20,348	—	44,311
Sovereign obligations	13	—	—	13
Corporate debt and other obligations	—	32,204	—	32,204
Mortgage and other asset-backed securities	—	2,881	14	2,895
Municipal obligations	—	53,302	1,787	55,089
Convertible bonds	—	39,015	—	39,015
Corporate equities	31,798	7,353	—	39,151
Other	2,643	—	35,908	38,551

Securities owned, at fair value	174,207	155,103	37,709	367,019

Investments (1)	12,522	34,563	17,208	64,293
Derivative contracts (2)	—	513,790	—	513,790

Securities purchased under agreement to resell (4)	—	332,179	—	332,179

Total	$224,704	$1,035,635	$54,917	$1,315,256

Expressed in thousands of dollars.

	Fair Value Measurements
	As of December 31, 2010
	Level 1	Level 2	Level 3	Total

Liabilities:
Securities sold, but not yet purchased:
U.S. Treasury obligations	$101,060	$—	$—	$101,060
U.S. Agency obligations	4,405	99	—	4,504
Sovereign obligations	—	—	—	—
Corporate debt and other obligations	—	6,788	—	6,788
Mortgage and other asset-backed securities	—	25	—	25
Municipal obligations	—	383	—	383
Convertible bonds	—	11,093	—	11,093
Corporate equities	20,962	15,202	—	36,164
Other	35	—	—	35

Securities sold, but not yet purchased, at fair value	126,462	33,590	—	160,052
Investments	12	—	—	12

Derivative contracts (3)	147	532,510	—	532,657

Securities sold under agreements to repurchase (4)	—	389,305	—	389,305

Total	$126,621	$955,405	$—	$1,082,026

(1)	Included in other assets on the consolidated balance sheet.

(2	Primarily represents the fair value of purchases of “To-Be-Announced” securities (TBAs). See “Derivatives used for trading and investment purposes” below.

(3)	Primarily represents the fair value of sales of TBAs. See “Derivatives used for trading and investment purposes” below.

(4)	Includes securities purchased under agreements to resell and securities sold under agreements to repurchase where the Company has elected the fair value option.
There were no significant transfers between Level 1 and Level 2 assets and liabilities in the year ended December 31, 2010.

Expressed in thousands of dollars.

	Fair Value Measurements
	As of December 31, 2009
	Level 1	Level 2	Level 3	Total

Assets:
Cash equivalents	$13,365	$—	$—	$13,365
Securities segregated for regulatory and other purposes	11,499	—	—	11,499
Deposits with clearing organizations	7,995	—	—	7,995
Securities owned:
U.S. Treasury obligations	53,633	—	—	53,633
U.S. Agency obligations	15,928	14,604	—	30,532
Sovereign obligations	3	—	—	3
Corporate debt and other obligations	—	30,330	—	30,330
Mortgage and other asset-backed securities	—	3,718	317	4,035
Municipal obligations	—	33,531	1,075	34,606
Convertible bonds	—	35,001	—	35,001
Corporate equities	35,178	8,550	—	43,728
Other	2,054	—	4,450	6,504

Securities owned, at fair value	106,796	125,734	5,842	238,372

Investments (1)	11,374	28,972	15,981	56,327
Derivative contracts (2)	—	5,854	—	5,854

Total	$151,029	$160,560	$21,823	$333,412

Liabilities:
Securities sold, but not yet purchased:
U.S. Treasury obligations	$73,909	$—	$—	$73,909
U.S. Agency obligations	—	90	—	90
Sovereign obligations	153	—	—	153
Corporate debt and other obligations	—	7,323	—	7,323
Mortgage and other asset-backed securities	—	5	—	5
Municipal obligations	—	1,707	—	1,707
Convertible bonds	—	12,121	—	12,121
Corporate equities	22,112	14,174	—	36,286
Other	145	—	—	145

Securities sold, but not yet purchased, at fair value	96,319	35,420	—	131,739

Investments (3)	57	—	—	57

Derivative contracts (4)	178	972	—	1,150

Total	$96,554	$36,392	$—	$132,946

(1)	Included in other assets on the consolidated balance sheet.

(2)	Included in receivable from brokers and clearing organizations on the consolidated balance sheet.

(3)	Included in accounts payable and other liabilities on the consolidated balance sheet.

(4)	Included in payable to brokers and clearing organizations on the consolidated balance sheet.

The following tables present changes in Level 3 assets and liabilities measured at fair value on a recurring basis for the years ended December 31, 2010 and 2009.
Expressed in thousands of dollars.

	Level 3 Assets and Liabilities
		Realized	Unrealized	Purchases,
		Gains	Gains	Sales,
	Opening	(Losses)	(Losses) (5)	Issuances,	Transfers	Ending
	Balance	(5)	(6)	Settlements	In / Out	Balance

For the year ended December 31, 2010
Assets:
Mortgage and other asset-backed securities (1)	$317	$2	$8	$(11)	$(302)	$14
Municipal obligations (2)	1,075	(4)	(836)	1,990	(438)	1,787

Other (3)	4,450	—	(1,716)	32,674	500	35,908
Investments (4)	15,981	(116)	1,113	10	220	17,208

Total assets	$21,823	$(118)	$(1,431)	$34,663	$(20)	$54,917

(1)	Represents non-agency securities primarily collateralized by home equity and manufactured housing.

(2)	Includes Municipal Auction Rate Securities (“MARS”) issued by municipalities that failed in the auction.

(3)	Represents auction rate preferred securities and Student Loan Auction Rate Securities (“SLARS”) that failed in the auction rate market.

(4)	Primarily represents general partner ownership interests in hedge funds and private equity funds sponsored by the Company.

(5)	Included in principal transactions, net on the consolidated statement of operations, except for investments which are included in other income on the consolidated statement of operations.

(6)	Unrealized gains (losses) are attributable to assets or liabilities that are still held at the reporting date.
Expressed in thousands of dollars.

	Level 3 Assets and Liabilities
		Realized	Unrealized	Purchases,
		Gains	Gains	Sales,
	Opening	(Losses)	(Losses) (5)	Issuances,	Transfers	Ending
	Balance	(5)	(6)	Settlements	In / Out	Balance

For the year ended December 31, 2009
Assets:
Convertible bonds	$815	$(124)	$—	$(691)	$—	$—
Mortgage and other asset-backed securities (1)	1,610	323	(160)	(1,406)	(50)	317
Municipal obligations	—	—	—	—	1,075	1,075
Other (2)	5,325	—	—	(875)	—	4,450
Investments (3)	12,085	(76)	4,742	—	(770)	15,981

Total assets	$19,835	$123	$4,582	$(2,972)	$255	$21,823
Liabilities:
Other (2)	$(375)	—	—	375	—	$—
Derivative contracts (4)	(2,516)	45	—	2,471	—	—

Total liabilities	$(2,891)	$45	—	$2,846	—	$—

(1)	Represents non-agency securities primarily collateralized by home equity and manufactured housing.

(2)	Represents auction rate preferred securities that failed in the auction rate market.

(3)	Primarily represents general partner ownership interests in hedge funds and private equity funds sponsored by the Company.

(4)	Represents unrealized losses on excess retention exposure on leveraged finance underwriting activity described below under Credit Concentrations.

(5)	Included in principal transactions, net on the consolidated statement of operations, except for investments which is included in other income on the consolidated statement of operations.

(6)	Unrealized gains (losses) are attributable to assets or liabilities that are still held at the reporting date.
Fair Value Option
The Company has the option to measure certain financial assets and financial liabilities at fair value with changes in fair value recognized in earnings each period. The Company may make a fair value option election on an instrument-by-instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. The Company has elected to apply the fair value option to its loan trading portfolio which resides in OPY Credit Corp. and is included in other assets on the consolidated balance sheet. Management has elected this treatment as it is consistent with the manner in which the business is managed as well as the way that financial instruments in other parts of the business are recorded. There were no loan positions held in the secondary loan trading portfolio at December 31, 2010 ($950,000 in 2009 with a fair value of $940,000 which is categorized in Level 2 of the fair value hierarchy).
The Company also elected the fair value option for those securities sold under agreements to repurchase (“repurchase agreements”) and securities purchased under agreements to resell (“resale agreements”) that do not settle overnight or have an open settlement date or that are not accounted for as purchase and sale agreements (such as repo-to-maturity transactions). The Company has elected the fair value option for these instruments to more accurately reflect market and economic events in its earnings and to mitigate a potential imbalance in earnings caused by using different measurement attributes (i.e. fair value versus carrying value) for certain assets and liabilities. At December 31, 2010, the fair value of the resale repurchase agreements and repurchase agreements was $334.7 and $390.5 million, respectively. During the year ended December 31, 2010, the amount of gains related to resale agreements was $nil. During the year ended December 31, 2010, the amount of losses related to repurchase agreements was $80,600.
Fair Value of Derivative Instruments
The Company transacts, on a limited basis, in exchange traded and over-the-counter derivatives for both asset and liability management as well as for trading and investment purposes. Risks managed using derivative instruments include interest rate risk and, to a lesser extent, foreign exchange risk. Interest rate swaps and interest rate caps are entered into to manage the Company’s interest rate risk associated with floating-rate borrowings. All derivative instruments are measured at fair value and are recognized as either assets or liabilities on the consolidated balance sheet. The Company designates interest rate swaps and interest rate caps as cash flow hedges of floating-rate borrowings.
Cash flow hedges used for asset and liability management
For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains or losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.
On September 29, 2006, the Company entered into interest rate swap transactions to hedge the interest payments associated with its floating rate Senior Secured Credit Note, which is subject to change due to changes in 3-Month LIBOR. See note 7 for further information. These swaps have been designated as cash flow hedges. Changes in the fair value of the swap hedges are expected to be highly effective in offsetting changes in the interest payments due to changes in 3-Month LIBOR. For the year ended December 31, 2010, the effective portion of the net gain on the interest rate swaps, after tax, was approximately $450,900 ($861,000 in 2009) and has been recorded as other comprehensive income on the consolidated statement of comprehensive income (loss). There was no ineffective portion as at December 31, 2010. The interest rate swaps had a weighted-average fixed interest rate of 5.45% (5.45% in 2009) and a weighted-average maturity of 3 months at December 31, 2010.
On January 20, 2009, the Company entered into an interest rate cap contract, incorporating a series of purchased caplets with fixed maturity dates ending December 31, 2012, to hedge the interest payments associated with its floating rate Subordinated Note, which is subject to changes in 3-Month LIBOR. See note 7 for further information. This cap has been designated as a cash flow hedge. Changes in the fair value of the interest rate cap are expected to be highly effective in offsetting changes in the interest payments due to changes in 3-Month LIBOR. For the year ended December 31, 2010, the effective portion of the net loss on the interest rate cap, after tax, was approximately $1.3 million (a gain of $23,000 in 2009) and has been recorded as other comprehensive income (loss) on the consolidated statement of comprehensive income (loss). There was no ineffective portion as at December 31, 2010. The Company paid a premium for the interest rate cap of $2.4 million which has a strike of 2% and matures December 31, 2012. As at December 31, 2010, the cumulative amortization of the premium on the interest rate cap was $366,000 ($24,000 at December 31, 2009).
Foreign exchange hedges
From time to time, the Company also utilizes forward and options contracts to hedge the foreign currency risk associated with compensation obligations to Oppenheimer Israel (OPCO) Ltd. employees denominated in New Israeli Shekels. Such hedges have not been designated as accounting hedges. At December 31, 2010, the Company did not have any such hedges in place.
Derivatives used for trading and investment purposes
Futures contracts represent commitments to purchase or sell securities or other commodities at a future date and at a specified price. Market risk exists with respect to these instruments. Notional or contractual amounts are used to express the volume of these transactions, and do not represent the amounts potentially subject to market risk. The futures contracts the Company used include U.S. Treasury notes, Federal Funds and Eurodollar contracts. At December 31, 2010, the Company had 140 open short contracts for 10-year U.S. Treasury notes with a fair value of $147,000 used primarily as an economic hedge of interest rate risk associated with a portfolio of fixed income investments.
The Company also transacts in pass-through mortgage-backed securities eligible to be sold in the “To-Be-Announced” or TBA market. TBAs provide for the forward or delayed delivery of the underlying instrument with settlement up to 180 days. The contractual or notional amounts related to these financial instruments reflect the volume of activity and do not reflect the amounts at risk. Unrealized gains and losses on TBAs are recorded in the consolidated balance sheets in receivable from brokers and clearing organizations and payable to brokers and clearing organizations, respectively, and in the consolidated statement of operations as principal transactions revenue. See Fair Value of Derivative Instruments tables below for TBAs outstanding at December 31, 2010.
From time-to-time, the Company enters into securities financing transactions that mature on the same date as the underlying collateral. These transactions are treated as a sale of financial assets and a forward repurchase commitment, or conversely as a purchase of financial assets and a forward resale commitment. At December 31, 2010, the fair value of the forward repurchase commitment was approximately $35,000.
The notional amounts and fair values of the Company’s derivatives at December 31, 2010 and 2009 by product were as follows:

Fair Value of Derivative Instruments
As of December 31, 2010
Expressed in thousands of dollars	Description	Notional	Fair Value
Assets:
Derivatives designated as hedging instruments (1)
Interest rate contracts	Cap	$100,000	$178

Derivatives not designated as hedging instruments (1)
Other contracts (4)	TBAs	496,266	513,612

Total Assets		$596,266	$513,790

Liabilities:
Derivatives designated as hedging instruments (1)
Interest rate contracts	Swaps	$9,000	$116

Derivatives not designated as hedging instruments (1)
Commodity contracts	U.S Treasury Futures	14,000	147
Other contracts	TBAs	518,987	532,359
	Forward Purchase Commitment (2)	3,250,000	35

Sub-total		3,782,987	532,541

Total Liabilities		$3,791,987	$532,657

(1)	See “Fair Value of Derivative Instruments” above for description of derivative financial instruments.

(2)	Forward commitment to repurchase government securities that received sale treatment related to “Repo-to-Maturity” transactions.

Fair Value of Derivative Instruments
As of December 31, 2009
Expressed in thousands of dollars	Description	Notional	Fair Value
Assets:
Derivatives designated as hedging instruments (1)
Interest rate contracts	Cap	$100,000	$2,356

Derivatives not designated as hedging instruments (1)
Other contracts	TBAs	$329,169	$3,498

Total Assets		$429,169	$5,854

Liabilities:
Derivatives designated as hedging instruments (1)
Interest rate contracts	Swaps	$36,000	$875

Derivatives not designated as hedging instruments
Commodity contracts	U.S Treasury Futures	$10,000	$178
Other contracts	TBAs	329,169	—
	Forward Purchase
	Commitment (2)	800,000	97

Sub-total		$1,139,169	$275

Total Liabilities		$1,175,169	$1,150

(1)	See “Fair Value of Derivative Instruments” above for description of derivative financial instruments.

(2)	Forward commitment to repurchase government securities that received sale treatment related to “Repo-to-Maturity” transactions.

     The following table presents the location and fair value amounts of the Company’s derivative instruments and their effect on the statement of operations for the year ended December 31, 2010.

				Recognized
				in Other
				Comprehen-
				sive Income	Reclassified from
				on	Accumulated Other
				Derivatives	Comprehensive
		Recognized in Income		-Effective	Income into Income
Expressed in thousands of dollars.		on Derivatives		Portion	-Effective Portion(2)
		(pre-tax)		(after-tax)	(after-tax)
Hedging			Gain/	Gain/		Gain/
Relationship	Description	Location	(Loss)	(Loss)	Location	(Loss)
Cash Flow Hedges used for asset and liability management:
Interest rate contracts	Swaps (3)	N/A	$—	$451	Interest expense	$(813)
	Caps (3)	N/A	—	(1,298)	Other revenue	(181)

Derivatives used for trading and investment (1):
Commodity contracts	U.S Treasury Futures	Principal transaction revenue	(1,454)	—	None	—
	Federal Funds Futures	Principal transaction revenue	(84)	—	None	—
	Euro-dollar Futures	Principal transaction revenue	(31)	—	None	—
Foreign exchange contracts	Options	Other revenue	7	—	None	—
Other contracts	TBAs	Principal transaction revenue	14,044	—	None	—
	Forward purchase commitment (4)	Principal transaction revenue	(776)	—	None	—

Total			$11,707	$(847)		$(994)

(1)	See “Fair Value of Derivative Instruments” above for description of derivative financial instruments.

(2)	There is no ineffective portion included in income for the year ended December 31, 2010.

(3)	As noted above in “Cash flow hedges used for asset and liability management”, interest rate swaps and caps are used to hedge interest rate risk associated with the Senior Secured Credit Note and the Subordinated Note. As a result, changes in fair value of the interest rate swaps and caps are offset by interest rate changes on the outstanding Senior Secured Credit Note and Subordinated Note balances. There was no ineffective portion as at December 31, 2010.

(4)	Forward commitment to repurchase government securities that received sale treatment related to “Repo-to-Maturity” transactions.
The following table presents the location and fair value amounts of the Company’s derivative instruments and their effect on the statement of operations for the year ended December 31, 2009.

				Recognized
				in Other
				Comprehen-
				sive Income	Reclassified from
				on	Accumulated Other
				Derivatives	Comprehensive
		Recognized in Income		-Effective	Income into Income
Expressed in thousands of dollars.		on Derivatives		Portion	-Effective Portion(2)
		(pre-tax)		(after-tax)	(after-tax)
Hedging			Gain/	Gain/		Gain/
Relationship	Description	Location	(Loss)	(Loss)	Location	(Loss)
Cash Flow Hedges:
Interest rate contracts	Swaps (3)	N/A	$—	$861	Interest Expense	$(1,774)
	Caps (3)	N/A	—	23	Other	(61)

Derivatives used for trading and investment:
Commodity contracts	U.S Treasury Futures	Principal transaction revenue	2,431	—	None	—
	Federal Funds Futures	Principal transaction revenue	(59)
	Euro-dollar Futures	Principal transaction revenue	(19)
Foreign exchange contracts	Forwards	Other revenue	1	—	None	—
Other contracts	TBAs	Principal transaction revenue	4,227	—	None	—
	Forward purchase commitment (4)	Principal transaction revenue	(97)	—	None	—

Credit-Risk Related Contingent Features:
Warehouse facility	Excess retention (1)	Principal transaction revenue	47	—	None	—

Total			$6,531	$884		$(1,835)

(1)	See “Fair Value of Derivative Instruments” above for description of derivative financial instruments.

(2)	There is no ineffective portion included in income for the year ended December 31, 2009.

(3)	As noted above in “Cash flow hedges used for asset and liability management”, interest rate swaps and caps are used to hedge interest rate risk associated with the Senior Secured Credit Note and the Subordinated Note. As a result, changes in fair value of the interest rate swaps and caps are offset by interest rate changes on the outstanding Senior Secured Credit Note and Subordinated Note balances. There was no ineffective portion as at December 31, 2009.

(4)	Forward commitment to repurchase government securities that received sale treatment related to “Repo-to-Maturity” transactions.
Collateralized Transactions
The Company enters into collateralized borrowing and lending transactions in order to meet customers’ needs and earn residual interest rate spreads, obtain securities for settlement and finance trading inventory positions. Under these transactions, the Company either receives or provides collateral, including U.S. government and agency, asset-backed, corporate debt, equity, and non-U.S. government and agency securities.
The Company obtains short-term borrowings primarily through bank call loans. Bank call loans are generally payable on demand and bear interest at various rates but not exceeding the broker call rate. At December 31, 2010, bank call loans were $147.0 million ($nil at December 31, 2009).
At December 31, 2010, the Company had both uncollateralized and collateralized borrowings. The collateralized loans, collateralized by firm and customer securities with market values of approximately $140.1 million and $184.6 million, respectively, at December 31, 2010, are primarily with two U.S. money center banks. At December 31, 2010, the Company had approximately $1.3 billion of customer securities under customer margin loans that are available to be pledged, of which the Company has repledged approximately $278.4 million under securities loan agreements.
At December 31, 2010, the Company had pledged $225.4 million of customer securities directly with the Options Clearing Corporation.
At December 31, 2010, the Company had no outstanding letters of credit.
In June 2009, the Company significantly expanded its government trading operations and began financing those operations through the use of repurchase agreements and resale agreements. Except as described below, repurchase and resale agreements, principally involving government and agency securities, are carried at amounts at which securities subsequently will be resold or reacquired as specified in the respective agreements and include accrued interest. Repurchase and resale agreements are presented on a net-by-counterparty basis, when the repurchase and resale agreements are executed with the same counterparty, have the same explicit settlement date, are executed in accordance with a master netting arrangement, the securities underlying the repurchase and resale agreements exist in “book entry” form and certain other requirements are met.
Certain of the Company’s repurchase agreements and resale agreements are carried at fair value as a result of the Company’s fair value option election. The Company elected the fair value option for those repurchase agreements and resale agreements that do not settle overnight or have an open settlement date or that are not accounted for as purchase and sale agreements (such as repo-to-maturity transactions described above). The Company has elected the fair value option for these instruments to more accurately reflect market and economic events in its earnings and to mitigate a potential imbalance in earnings caused by using different measurement attributes (i.e. fair value versus carrying value) for certain assets and liabilities. At December 31, 2010, the fair value of the resale agreements and repurchase agreements were $334.7 million and $390.5 million, respectively. During the year ended December 31, 2010, the amount of gains related to resale agreements was $nil. During the year ended December 31, 2010, the amount of losses related to repurchase agreements was $80,600. At December 31, 2010, the gross balances of resale agreements and repurchase agreements were $4.0 billion and $4.1 billion, respectively.
The Company receives collateral in connection with securities borrowed and resale agreement transactions and customer margin loans. Under many agreements, the Company is permitted to sell or repledge the securities received (e.g., use the securities to enter into securities lending transactions, or deliver to counterparties to cover short positions). At December 31, 2010, the fair value of securities received as collateral under securities borrowed transactions and resale agreements was $192.1 million ($289.0 million at December 31, 2009) and $3.9 billion ($1.7 billion at December 31, 2009), respectively, of which the Company has re-pledged approximately $47.3 million ($53.3 million at December 31, 2009) under securities loaned transactions and $3.9 billion under repurchase agreements ($1.6 billion at December 31, 2009).
The Company pledges certain of its securities owned for securities lending and repurchase agreements and to collateralize bank call loan transactions. The carrying value of pledged securities owned that can be sold or re-pledged by the counterparty was $102.5 million, as presented on the face of the consolidated balance sheet at December 31, 2010 ($156.2 million at December 31, 2009). The carrying value of securities owned by the Company that have been loaned or pledged to counterparties where those counterparties do not have the right to sell or re-pledge the collateral was $149.9 million as at December 31, 2010 ($63.8 million at December 31, 2009).
The Company manages credit exposure arising from repurchase and resale agreements by, in appropriate circumstances, entering into master netting agreements and collateral arrangements with counterparties that provide the Company, in the event of a customer default, the right to liquidate and the right to offset a counterparty’s rights and obligations. The Company also monitors the market value of collateral held and the market value of securities receivable from others. It is the Company’s policy to request and obtain additional collateral when exposure to loss exists. In the event the counterparty is unable to meet its contractual obligation to return the securities, the Company may be exposed to off-balance sheet risk of acquiring securities at prevailing market prices.
One of the Company’s funds in which a subsidiary of the Company acts as a general partner and also owns a limited partnership interest utilized Lehman Brothers International (Europe) as a prime broker. As of December 31, 2010, Lehman Brothers International (Europe) held securities with a fair value of $9.0 million that were segregated and not re-hypothecated.
Credit Concentrations
Credit concentrations may arise from trading, investing, underwriting and financing activities and may be impacted by changes in economic, industry or political factors. In the normal course of business, the Company may be exposed to risk in the event customers, counterparties including other brokers and dealers, issuers, banks, depositories or clearing organizations are unable to fulfill their contractual obligations. The Company seeks to mitigate these risks by actively monitoring exposures and obtaining collateral as deemed appropriate. Included in receivable from brokers and clearing organizations as of December 31, 2010 are receivables from six major U.S. broker-dealers totaling approximately $161.5 million.
The Company participates in loan syndications through its Debt Capital Markets business. Through OPY Credit Corp., the Company operates as underwriting agent in leveraged financing transactions where it utilizes a warehouse facility provided by CIBC to extend financing commitments to third-party borrowers identified by the Company. The Company has exposure, up to a maximum of 10%, of the excess underwriting commitment provided by CIBC over CIBC’s targeted loan retention (defined as “Excess Retention”). The Company quantifies its Excess Retention exposure by assigning a fair value to the underlying loan commitment provided by CIBC (in excess of what CIBC has agreed to retain) which is based on the fair value of the loans trading in the secondary market. To the extent that the fair value of the loans has decreased, the Company records an unrealized loss on the Excess Retention. Underwriting of loans pursuant to the warehouse facility is subject to joint credit approval by the Company and CIBC. The maximum aggregate principal amount of the warehouse facility is $1.5 billion, of which the Company utilized $78.0 million ($73.1 million as of December 31, 2009) and had $nil in Excess Retention ($nil as of December 31, 2009) as of December 31, 2010.
The Company is obligated to settle transactions with brokers and other financial institutions even if its clients fail to meet their obligations to the Company. Clients are required to complete their transactions on settlement date, generally one to three business days after trade date. If clients do not fulfill their contractual obligations, the Company may incur losses. The Company has clearing/participating arrangements with the National Securities Clearing Corporation (“NSCC”), the Fixed Income Clearing Corporation (“FICC”), R.J. O’Brien & Associates (commodities transactions) and others. With respect to its business in resale and repurchase agreements, substantially all open contracts at December 31, 2010 are with the FICC. The clearing corporations have the right to charge the Company for losses that result from a client’s failure to fulfill its contractual obligations. Accordingly, the Company has credit exposures with these clearing brokers. The clearing brokers can re-hypothecate the securities held on behalf of the Company. As the right to charge the Company has no maximum amount and applies to all trades executed through the clearing brokers, the Company believes there is no maximum amount assignable to this right. At December 31, 2010, the Company had recorded no liabilities with regard to this right. The Company’s policy is to monitor the credit standing of the clearing brokers and banks with which it conducts business.
Through its Debt Capital Markets business, the Company also participates, with other members of loan syndications, in providing financing commitments under revolving credit facilities in leveraged financing transactions. As of December 31, 2010, the Company had $7.9 million committed under such financing arrangements.
Variable Interest Entities (VIEs)
VIEs are entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The primary beneficiary of a VIE is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests. The enterprise that is considered the primary beneficiary of a VIE consolidates the VIE.
A subsidiary of the Company serves as general partner of hedge funds and private equity funds that were established for the purpose of providing investment alternatives to both its institutional and qualified retail clients. The Company holds variable interests in these funds as a result of its right to receive management and incentive fees. The Company’s investment in and additional capital commitments to these hedge funds and private equity funds are also considered variable interests. The Company’s additional capital commitments are subject to call at a later date and are limited in amount.
The Company assesses whether it is the primary beneficiary of the hedge funds and private equity funds in which it holds a variable interest in the context of the total general and limited partner interests held in these funds by all parties. In each instance, the Company has determined that it is not the primary beneficiary and therefore need not consolidate the hedge funds or private equity funds. The subsidiaries’ general partnership interests, additional capital commitments, and management fees receivable represent its maximum exposure to loss. The subsidiaries’ general partnership interests and management fees receivable are included in other assets on the condensed consolidated balance sheet.
The following tables set forth the total VIE assets, the carrying value of the subsidiaries’ variable interests, and the Company’s maximum exposure to loss in Company-sponsored non-consolidated VIEs in which the Company holds variable interests and other non-consolidated VIEs in which the Company holds variable interests as at December 31, 2010 and 2009:
As of December 31, 2010
Expressed in thousands of dollars.

		Carrying Value of the			Maximum
		Company’s Variable			Exposure
	Total	Interest			to Loss in
	VIE Assets	Assets (2)		Capital	Non-consolidated
	(1)	Liabilities		Commitments	VIEs
Hedge Funds	$1,769,382	$775	$—	$—	$775
Private Equity Funds	157,196	22	—	5	27

Total	$1,926,578	$797	$—	$5	$802

(1)	Represents the total assets of the VIEs and does not represent the Company’s interests in the VIEs.

(2)	Represents the Company’s interests in the VIEs and is included in other assets on the consolidated balance sheet.
As of December 31, 2009
Expressed in thousands of dollars.

		Carrying Value of the			Maximum
		Company’s Variable			Exposure
		Interest			to Loss in
	Total	Assets (1)		Capital	Non-consolidated
	VIE Assets	Liabilities		Commitments	VIEs
Hedge Funds	$1,564,486	$830	$—	$—	$830
Private Equity Funds	123,701	34	—	5	39

Total	$1,688,187	$864	$—	$5	$869

(1)	Included in other assets on the consolidated balance sheet.

5. Office Facilities
Amounts are expressed in thousands of dollars.

			December 31,	December 31,
			2010	2009
		Accumulated
		depreciation/
	Cost	amortization	Net book value	Net book value
Furniture, fixtures and equipment	$82,123	66,226	$15,897	$15,108
Leasehold improvements	33,994	27,016	6,978	7,248

	$116,117	93,242	$22,875	$22,356

Depreciation and amortization expense, included in occupancy and equipment costs, was $12.4 million, $12.6 million and $11.5 million in the years ended December 31, 2010, 2009 and 2008, respectively.
6. Bank Call Loans
Bank call loans, primarily payable on demand, bear interest at various rates but not exceeding the broker call rate, which was 2.0% at December 31, 2010 (2.0% at December 31, 2009). Details of the bank call loans are as follows.
Amounts are expressed in thousands of dollars, except percentages.

	2010	2009

Year-end balance	$147,000	Nil
Weighted interest rate (at end of year)	1.28%	—
Maximum balance (at any month end)	$147,000	$121,900
Average amount outstanding (during the year)	$61,639	$54,697
Average interest rate (during the year)	1.28%	1.73%
Interest expense for the year ended December 31, 2010 on bank call loans was $805,200 ($900,300 in 2009 and $3.0 million in 2008).
7. Long-term debt
Dollar amounts are expressed in thousands.

		Interest Rate at
		December 31,	December 31,	December 31,
Issued	Maturity Date	2010	2010	2009

Senior Secured Credit Note (a)	7/31/2013	4.79%	$22,503	$32,503

Subordinated Note (b)	1/31/2014	5.54%	$100,000	$100,000

(a)	In 2006, the Company issued a Senior Secured Credit Note in the amount of $125.0 million at a variable interest rate based on LIBOR with a seven-year term to a syndicate led by Morgan Stanley Senior Funding

Inc., as agent. In accordance with the Senior Secured Credit Note, the Company has provided certain covenants to the lenders with respect to the maintenance of a minimum fixed charge ratio and maximum leverage ratio and minimum net capital requirements with respect to Oppenheimer.
On December 22, 2008, certain terms of the Senior Secured Credit Note were amended, including (1) revised financial covenant levels that require that (i) the Company maintain a maximum leverage ratio (total long-term debt divided by EBITDA) of 2.20 at December 31, 2010 and (ii) the Company maintain a minimum fixed charge ratio (EBITDA adjusted for capital expenditures and income taxes divided by the sum of principal and interest payments on long-term debt) of 1.40 at December 31, 2010; (2) an increase in scheduled principal payments as follows: 2009 — $400,000 per quarter plus $4.0 million on September 30, 2009 — $500,000 per quarter plus $8.0 million on September 30, 2010; (3) an increase in the interest rate to LIBOR plus 450 basis points (an increase of 150 basis points); and (4) a pay-down of principal equal to the cost of any share repurchases made pursuant to the Issuer Bid. In the Company’s view, the maximum leverage ratio and minimum fixed charge ratio represent the most restrictive covenants. These ratios adjust each quarter in accordance with the loan terms, and become more restrictive over time. At December 31, 2010, the Company was in compliance with all of its covenants.
The effective interest rate on the Senior Secured Credit Note for the year ended December 31, 2010 was 4.79%. Interest expense, as well as interest paid on a cash basis for the year ended December 31, 2010, on the Senior Secured Credit Note was $1.5 million ($2.1 million in 2009). Of the $22.5 million principal amount outstanding at December 31, 2010, $5.0 million of principal is expected to be paid within 12 months.
The obligations under the Senior Secured Credit Note are guaranteed by certain of the Company’s subsidiaries, other than broker-dealer subsidiaries, with certain exceptions, and are collateralized by a lien on substantially all of the assets of each guarantor, including a pledge of the ownership interests in each first-tier broker-dealer subsidiary held by a guarantor, with certain exceptions.
(b) On January 14, 2008, in connection with the acquisition of certain businesses from CIBC World Markets Corp., CIBC made a loan in the amount of $100.0 million and the Company issued a Subordinated Note to CIBC in the amount of $100.0 million at a variable interest rate based on LIBOR. The Subordinated Note is due and payable on January 31, 2014 with interest payable on a quarterly basis. The purpose of this note is to support the capital requirements of the acquired business. In accordance with the Subordinated Note, the Company has provided certain covenants to CIBC with respect to the maintenance of a minimum fixed charge ratio and maximum leverage ratio and minimum net capital requirements with respect to Oppenheimer.
Effective December 23, 2008, certain terms of the Subordinated Note were amended, including (1) revised financial covenant levels that require that (i) the Company maintain a maximum leverage ratio of 2.60 at December 31, 2010 and (ii) the Company maintain a minimum fixed charge ratio of 1.15 at December 31, 2010; and (2) an increase in the interest rate to LIBOR plus 525 basis points (an increase of 150 basis points). In the Company’s view, the maximum leverage ratio and minimum fixed charge ratio represent the most restrictive covenants. These ratios adjust each quarter in accordance with the loan terms, and become more restrictive over time. At December 31, 2010, the Company was in compliance with all of its covenants.
The effective interest rate on the Subordinated Note for the year ended December 31, 2010 was 5.67%. Interest expense, as well as interest paid on a cash basis for the year ended December 31, 2010 on the Subordinated Note was $5.7 million ($6.2 million in 2009).

8. Share capital
The Company’s authorized share capital consists of (a) 50,000,000 shares of Preferred Stock, par value $0.001 per share; (b) 50,000,000 shares of Class A non-voting common stock, par value $0.001 per share (“Class A Stock”); and (c) 99,680 shares of Class B voting common stock, par value $0.001 per share (“Class B Stock”). No Preferred Stock has been issued. 99,680 shares of Class B Stock have been issued and are outstanding.
The Class A and the Class B Stock are equal in all respects except that the Class A Stock is non-voting.
The following table reflects changes in the number of shares of Class A Stock outstanding for the periods indicated:

	2010	2009	2008

Class A Stock outstanding, beginning of year	13,118,001	12,899,465	13,266,596
Issued pursuant to share-based compensation plans	150,521	268,536	282,869
Repurchased and cancelled pursuant to the issuer bid	—	(50,000)	(650,000)

Class A Stock outstanding, end of year	13,268,522	13,118,001	12,899,465

Share-based compensation plans are described in note 12.
Issuer Bid
In the year ended December 31, 2010, the Company did not pursue a stock buy-back program. All shares purchased pursuant to Issuer Bids are cancelled.
Expressed in thousands of dollars, except per share amounts.

	2010	2009	2008

Class A Stock purchased and cancelled pursuant to an Issuer Bid	—	50,000	650,000

Total consideration	—	$559	$17,187
Average price per share	—	$11.18	$26.44
Dividends
In 2010, the Company paid cash dividends of $0.44 per share to holders of Class A and Class B Stock as follows ($0.44 in 2009 and 2008):

1. Dividends per share	2. Record Date	3. Payment Date
4. $0.11	5. February 12, 2010	6. February 26, 2010
7. $0.11	8. May 14, 2010	9. May 28, 2010
10. $0.11	11. August 13, 2010	12. August 27, 2010
13. $0.11	14. November 12, 2010	15. November 26, 2010

9. Contributed Capital
Contributed capital includes the impact of share-based awards. See note 12 for further discussion. Also included in contributed capital is the grant date fair value of warrants issued in relation to the January 2008 acquisition, as described in note 18.
10. Earnings per share
Basic earnings per share was computed by dividing net profit (loss) by the weighted average number of shares of Class A and Class B Stock outstanding. Diluted earnings per share includes the weighted average number of shares of Class A and Class B Stock outstanding and the effects of the warrants using the if converted method and options to purchase the Class A Stock and restricted stock awards of Class A Stock using the treasury stock method.
Earnings per share has been calculated as follows.
Expressed in thousands of dollars, except share and per share amounts.

	Year ended December 31,
	2010	2009	2008

Basic weighted average number of shares outstanding	13,340,846	13,110,647	13,199,580
Net dilutive effect of warrants, treasury method (1)	—	—	—
Net dilutive effect of share-based awards, treasury method (2)	556,415	330,632	—

Diluted common shares	13,897,261	13,441,279	13,199,580

Net profit (loss), for the year	$40,579	$19,487	$(20,770)
Net profit attributable to non- controlling interests	2,248	—	—

Net profit (loss) available to Oppenheimer Holdings Inc. stockholders and assumed conversions	$38,331	$19,487	$(20,770)

Basic earnings (loss) per share	$2.87	$1.49	$(1.57)
Diluted earnings (loss) per share	$2.76	$1.45	$(1.57)

(1)	As part of the consideration for the 2008 acquisition of certain businesses from CIBC World Markets Corp., the Company issued a warrant to CIBC to purchase 1 million shares of Class A Stock of the Company at $48.62 per share exercisable five years from the January 14, 2008 acquisition date. For the years ended December 31, 2010, 2009 and 2008, the effect of the warrants is anti-dilutive.

(2)	The diluted earnings per share computations do not include the antidilutive effect of the following items:

	Year ended December 31,
	2010	2009	2008

Number of antidilutive warrants, options and restricted shares, for the period	1,254,279	1,459,642	1,460,194
11. Income Taxes
The income tax provision shown in the consolidated statements of operations is reconciled to amounts of tax that would have been payable (recoverable) from the application of the federal tax rate to pre-tax profit as follows.

	Year ended December 31,
	2010	2009	2008

U.S. federal statutory income tax rate	35.0%	35.0%	35.0%

U.S. state and local income taxes, net of U.S. federal income tax benefits (1)	7.0	6.9%	5.2%
Tax exempt income, including dividends	-0.7%	-1.7%	2.8%
Business promotion and other non-deductible expenses	0.7%	0.9%	-1.5%

Non-U.S. Operations	-0.3%	-1.4%	-0.1%
Other (2)	1.0%	4.3%	1.0%

Effective income tax rate	42.7%	44.0%	42.4%

(1)	In 2008, other primarily includes the effect of tax authority audits.

(2)	In 2009, other primarily includes the tax impact of $1.9 million related to moving the jurisdiction of incorporation of parent company from Canada to the United States.
Income taxes included in the consolidated statements of operations represent the following.
Expressed in thousands of dollars.

	Year ended December 31,
	2010	2009	2008

Current:

U.S. federal tax (benefit)	$(4,854)	$21,280	$(2,430)
State and local tax (benefit)	2,704	7,263	(791)
Non- U.S. operations	685	1,054	248

	(1,465)	29,597	(2,973)
Deferred:

U.S. federal tax (benefit)	27,839	(10,261)	(9,198)
State and local tax (benefit)	3,361	(3,502)	(2,992)
Non U.S. operations (benefit)	452	(508)	(110)

	31,652	(14,271)	(12,300)

	$30,187	$15,326	$(15,273)

Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when such differences are expected to reverse. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2010 and 2009 were as follows.
Expressed in thousands of dollars.

	December 31,
	2010	2009

Deferred tax assets:
Employee deferred compensation plans	$27,669	$33,672
Reserve for litigation and legal fees	5,893	4,545
Allowance for doubtful accounts	1,175	1,091
Other	12,032	12,697

Total deferred tax assets	46,769	52,005

Deferred tax liabilities:
Goodwill amortization (Section 197)	33,156	29,905
Change in accounting method	17,012	0
Partnership investments	6,863	3,104
Capital markets acquisition (2008)	4,982	4,982
Involuntary conversion	2,395	2,371
Book versus tax depreciation differences	768	0
Other	2,601	1,451

Total deferred tax liabilities	67,777	41,813

U.S. deferred tax asset/(liabilities) , net	(21,009)	10,192

Non U.S. deferred tax asset/(liabilities) , net	4,714	5,167

Deferred tax asset/(liabilities) , net	$(16,295)	$15,359

Goodwill arising from the acquisitions of Josephthal Group Inc. and the Oppenheimer Divisions is being amortized for tax purposes on a straight-line basis over 15 years. The difference between book and tax is recorded as a deferred tax liability.
In June 2006, accounting guidance on Accounting for Uncertainty in Income Taxes was introduced. Such accounting guidance clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.
The Company adopted such accounting guidance on January 1, 2007 which resulted in a cumulative adjustment to opening retained earnings in the amount of $823,000. Management has evaluated its tax positions and determined that it has no uncertain tax positions requiring financial statement recognition as of December 31, 2010 and 2009.
The Company is under continuous examination by the Internal Revenue Service (the “IRS”) and States in which the Company has significant business operations. The Company has closed tax years through 2006 with the IRS and New York State and subsequent periods remain open. The Company has closed tax years through 2003 with New York City and the subsequent periods remain open. The Company regularly assesses the likelihood of additional assessments in each of the taxing jurisdictions resulting from these and subsequent years’ examinations. The Company has established tax reserves that the Company believes are adequate in relation to the potential for additional assessments. Once established, the Company adjusts tax reserves only when more information is available or when an event occurs necessitating a change to the reserves. The Company believes that the resolution of tax matters will not have a material effect on the consolidated financial condition of the Company, although a resolution could have a material impact on the Company’s consolidated statement of operations for a particular future period and on the Company’s effective income tax rate for any period in which such resolution occurs.
The Company permanently reinvests eligible earnings of its foreign subsidiaries and, accordingly, does not accrue any U.S. income taxes that would arise if such earnings were repatriated. For the year ended December 31, 2010, profit before income taxes for foreign operations was $3.7 million ($5.3 million in 2009 and $192,000 in 2008). The Company has a net operating loss of $18.8 million related to Oppenheimer Israel (OPCO) Ltd. which it believes realization is more likely than not based on expectations of future taxable income in Israel.
12. Employee Compensation Plans
Share-based Compensation
The Company has share-based compensation plans which are accounted for at fair value in accordance with the applicable accounting guidance. The Company estimates the fair value of share-based awards using the Black-Scholes option-pricing model and applies to it a forfeiture rate based on historical experience. The accuracy of this forfeiture rate is reviewed at least annually for reasonableness. Key input assumptions used to estimate the fair value of share-based awards include the expected term and the expected volatility of the Company’s Class A Stock over the term of the award, the risk-free interest rate over the expected term, and the Company’s expected annual dividend yield. The Company believes that the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in calculating fair values of the Company’s outstanding unvested share-based awards. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive share-based awards.
The fair value of each award of stock options was estimated on the grant date using the Black-Scholes option- pricing model with the following assumptions:

			Grant date assumptions
	2010	2009	2008	2007	2006	2005

Expected term (1)	4.5 years	5 years	2.4 years	5 years	5 years	5 years
Expected volatility factor (2)	48.58%	39.17%	36.41%	39.67%	26.57%	23.50%
Risk-free interest rate (3)	2.62%	3.32%	2.13%	4.54%	4.51%	3.89%
Actual dividends (4)	$0.44	$0.44	$0.44	$0.40	$0.38	$0.36

(1)	The expected term was determined based on actual awards.

(2)	The volatility factor was measured using the weighted average of historical daily price changes of the Company’s Class A Stock over a historical period commensurate to the expected term of the awards.

(3)	The risk-free interest rate was based on periods equal to the expected term of the awards based on the U.S. Treasury yield curve in effect at the time of grant.

(4)	Actual dividends were used to compute the expected annual dividend yield.
Equity Incentive Plan
Under the Company’s 2006 Equity Incentive Plan, adopted December 11, 2006 and its 1996 Equity Incentive Plan, as amended March 10, 2005 (together “EIP”), the Compensation Committee of the Board of Directors of the Company may grant options to purchase Class A Stock, Class A Stock awards and restricted Class A Stock awards to officers and key employees of the Company and its subsidiaries. Grants of options are made to the Company’s non-employee directors on a formula basis. Except in 2008, options are generally granted for a five-year term and generally vest at the rate of 25% of the amount granted on the second anniversary of the grant, 25% on the third anniversary of the grant, 25% on the fourth anniversary of the grant and 25% six months before expiration. In 2008, options were generally granted for a three year term and generally vested at the rate of 33% of the amount granted on both the first and second anniversary of the grant and 33% three months before expiration.
Stock option activity under the EIP since January 1, 2009 is summarized as follows.

	Year ended		Year ended
	December 31, 2010		December 31, 2009

		Weighted
		average		Weighted average
	Number of shares	exercise price	Number of shares	exercise price

Options outstanding, beginning of year	420,707	$31.82	950,732	$31.04
Options granted	17,799	$31.93	27,165	$12.31
Options exercised	(101,500)	$22.80	(146,934)	$20.71
Options forfeited or expired	(52,030)	$35.35	(410,256)	$32.70

Options outstanding, end of year	284,976	$34.39	420,707	$31.82

Options vested, end of year	196,314	$37.53	190,457	$29.70

Weighted average fair value of options granted during the year	$12.97	—	$3.40	—

The aggregate intrinsic value of options outstanding as of December 31, 2010 was $401,600. The aggregate intrinsic value of options vested as of December 31, 2010 was $15,800. The aggregate intrinsic value of options that are expected to vest is $388,500 as of December 31, 2010.

The following table summarizes stock options outstanding and exercisable as at December 31, 2010.

		Weighted	Weighted average		Weighted average
		average	exercise price		exercise price of
Range of exercise	Number	remaining	of outstanding	Number exercisable	vested
prices	outstanding	contractual life	options	(vested)	options

$9.60 - $25.00	33,396	2.96 years	$14.18	2,674	$20.29
$25.01 - $39.45	251,580	1.81 years	$37.07	193,640	$37.77

$9.60 - $39.45	284,976	1.95 years	$34.39	196,314	$37.53

The following table summarizes the status of the Company’s non-vested options for the year ended December 31, 2010.

	Year ended December 31, 2010

	Number of	Weighted average fair
	Options	value

Non-vested beginning of year	230,250	$8.85
Granted	17,799	$12.97
Vested	(159,287)	$8.62
Forfeited or expired	(100)	$9.88

Non-vested end of year	88,662	$10.10

In the year ended December 31, 2010, the Company has included approximately $554,000 ($1.2 million in 2009 and $2.5 million in 2008) of compensation expense in its consolidated statement of operations relating to the expensing of stock options.
As of December 31, 2010, there was approximately $396,800 of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under the EIP. The cost is expected to be recognized over a weighted average period of 3.7 years.
On January 1, 2011 and January 27, 2011, the Company awarded a total of 37,333 options to purchase Class A Stock to current employees and to certain of the Company’s independent directors pursuant to the EIP. These options will be expensed over 4.5 years (the vesting period).
Employee Share Plan
On March 10, 2005, the Company approved the Oppenheimer & Co. Inc. Employee Share Plan (“ESP”) for employees of the Company and its subsidiaries resident in the U.S. to attract, retain and provide incentives to key management employees. The Compensation and Stock Option Committee of the Board of Directors of the Company may grant stock awards and restricted stock awards pursuant to the ESP. ESP awards are being accounted for as equity awards and valued at grant date fair value. ESP awards are generally awarded for a three or five year term and 100% vest at the end of the term.

The Company has awarded restricted Class A Stock to certain employees as part of their compensation package pursuant to the ESP. These awards are granted from time to time throughout the year based upon the recommendation of the Compensation Committee of the Board of Directors of the Company. These ESP awards are priced at fair value on the date of grant and typically require the completion of a service period (determined by the Compensation Committee). Dividends may or may not accrue during the service period, depending on the terms of individual ESP awards.
The following table summarizes the status of the Company’s non-vested ESP awards for the year ended December 31, 2010.

	Number of shares of
	Class A Stock	Weighted
	subject to	average fair	Remaining
	ESP awards	value	contractual life

Non-vested beginning of year	753,022	$27.13	2.0 years
Granted	194,500	$26.00	4.1 years
Vested	(49,208)	$34.75	—
Forfeited or expired	(10,503)	$23.68	1.0 years

Non-vested end of year	887,811	$26.34	1.8 years

At December 31, 2010, all outstanding ESP awards were non-vested. The aggregate intrinsic value of ESP awards outstanding as of December 31, 2010 was approximately $23.3 million. The aggregate intrinsic value of ESP awards that are expected to vest is $22.6 million as of December 31, 2010. In the year ended December 31, 2010, the Company included approximately $7.1 million ($5.9 million in 2009 and $4.8 million in 2008) of compensation expense in its consolidated statements of operations relating to ESP awards.
As of December 31, 2010, there was approximately $19.1 million of total unrecognized compensation cost related to unvested ESP awards. The cost is expected to be recognized over a weighted average period of 1.8 years.
At December 31, 2010, the number of shares of Class A Stock available under the EIP and the ESP, but not yet awarded, was 445,066.
On January 27, 2011, the Company awarded 215,500 restricted shares of Class A Stock to employees under the EIP. These shares of Class A Stock will vest on February 10, 2016, provided that the employee continues to be continuously employed by the Company until the date of vesting. On the same date, the Company awarded 75,500 shares of Class A Stock to employees under the ESP. These shares of Class A Stock will vest on February 10, 2014, provided that the employee continues to be continuously employed by the Company until the date of vesting.
Stock Appreciation Rights
The Company has awarded Oppenheimer stock appreciation rights (“OARs”) to certain employees as part of their compensation package based on a formula reflecting gross production and length of service. These awards are granted once per year in January with respect to the prior year’s production. The OARs vest five years from grant date and will be settled in cash at vesting. The OARs are being accounted for as liability awards and are revalued on a monthly basis. The adjusted liability is being amortized on a straight-line basis over the vesting period.

The fair value of each OARs award was estimated as at December 31, 2010 using the Black-Scholes option-pricing model.

	Number of
	OARs		Remaining contractual	Fair value as at
Grant date	outstanding	Strike price	life	December 31, 2010

January 13, 2006	231,310	$20.53	13 days	$5.68
January 12, 2007	330,825	$35.44	1 year	$1.77
January 10, 2008	430,775	$37.78	2 years	$6.73
January 12, 2009	404,700	$12.74	3 years	$15.34
January 19, 2010	341,020	$30.68	4 years	$9.43

Total	1,738,630

Total weighted average values		$29.93	2.6 years	$8.80
At December 31, 2010, all outstanding OARs were unvested. The aggregate intrinsic value of OARs outstanding and expected to vest as of December 31, 2010 was $13.0 million. In the year ended December 31, 2010, the Company included a net credit of approximately $3.4 million ($10.2 million of expense in 2009 and a net credit of $7.5 million in 2008) in compensation expense in its consolidated statement of operations relating to OARs awards. The liability related to the OARs was approximately $6.1 million as of December 31, 2010.
As of December 31, 2010, there was approximately $7.0 million of total unrecognized compensation cost related to unvested OARs. The cost is expected to be recognized over a weighted average period of 2.6 years.
On January 13, 2011, 444,760 OARs were awarded to Oppenheimer employees related to fiscal 2010 performance. These OARs will be expensed over 5 years (the vesting period).
Defined Contribution Plan
The Company, through its subsidiaries, maintains a defined contribution plan covering substantially all full-time U.S. employees. The Oppenheimer & Co. Inc. 401(k) Plan provides that Oppenheimer may make discretionary contributions. Eligible Oppenheimer employees may make voluntary contributions which may not exceed $16,500, $16,500 and $15,500 per annum in 2010, 2009 and 2008, respectively. The Company made contributions to the 401(k) Plan of $3.5 million, $2.5 million and $736,400 in 2010, 2009 and 2008, respectively.
Deferred Compensation Plans
The Company maintains an Executive Deferred Compensation Plan (“EDCP”) and a Deferred Incentive Plan (“DIP”) in order to offer certain qualified high-performing financial advisors a bonus based upon a formula reflecting years of service, production, net commissions and a valuation of their clients’ assets. The bonus amounts resulted in deferrals in fiscal 2010 of approximately $7.0 million ($5.8 million in 2009 and $7.7 million in 2008). These deferrals normally vest after five years. The liability is being recognized on a straight-line basis over the vesting period. The EDCP also includes voluntary deferrals by senior executives that are not subject to vesting. The Company maintains a Company-owned life insurance policy, which is designed to offset approximately 60% of the EDCP liability. The EDCP liability is being tracked against the value of a phantom investment portfolio held for this purpose. At December 31, 2010, the Company’s liability with respect to the EDCP and DIP totaled $35.5 million and is included in accrued compensation on the consolidated balance sheet at December 31, 2010.
In addition, the Company is maintaining a deferred compensation plan on behalf of certain employees who were formerly employed by CIBC World Markets. The liability is being tracked against the value of an investment portfolio held by the Company for this purpose and, therefore, the liability fluctuates with the fair value of the underlying portfolio. At December 31, 2010, the Company’s liability with respect to this plan totaled $14.4 million.
The total amount expensed in 2010 for the Company’s deferred compensation plans was $11.0 million ($12.5 million in 2009 and a net credit of $3.9 million in 2008).
13. Commitments and Contingencies
Commitments
The Company and its subsidiaries have operating leases for office space, equipment and furniture and fixtures expiring at various dates through 2019. Future minimum rental commitments under such office and equipment leases as at December 31, 2010 are as follows.

Expressed in thousands of dollars.

2011	$40,811
2012	33,683
2013	21,892
2014	16,928
2015	12,260
2016 and thereafter	23,202

Total	$148,776

Certain of the leases contain provisions for rent increases based on changes in costs incurred by the lessor.
The Company’s rent expense for the years ended December 31, 2010, 2009 and 2008 was $50.1 million, $50.6 million and $47.1 million, respectively.
At December 31, 2010, the Company had capital commitments of approximately $4.7 million with respect to its obligations in its role as sponsor for certain private equity funds.
At December 31, 2010, the Company had no collateralized or uncollateralized letters of credit outstanding.
Through its Debt Capital Markets business, the Company also participates, with other members of loan syndications, in providing financing commitments under revolving credit facilities in leveraged financing transactions. As of December 31, 2010, the Company had $7.9 million committed under such financing arrangements.
Contingencies
Legal — Many aspects of the Company’s business involve substantial risks of liability. In the normal course of business, the Company has been named as defendant or co-defendant in various legal actions, including arbitrations, class actions, and other litigation, creating substantial exposure. Certain of the actual or threatened legal matters include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. These proceedings arise primarily from securities brokerage, asset management and investment banking activities.

Regulatory — The Company is also involved, from time to time, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding the Company’s business which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief. The investigations include, among other things, inquiries from the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”) and various state regulators.
Auction Rate Securities — In February 2010, Oppenheimer finalized settlements with each of the New York Attorney General’s office (“NYAG”) and the Massachusetts Securities Division (“MSD” and, together with the NYAG, the “Regulators”) concluding investigations and administrative proceedings by the Regulators concerning Oppenheimer’s marketing and sale of auction rate securities (“ARS”). Pursuant to those settlements, as at December 31, 2010, the Company had purchased approximately $36.7 million in ARS from its clients and expects to purchase at least an additional $9.6 million of ARS from its clients by May 2011. The Company establishes valuation adjustments for any unrealized losses at the time that it commits to additional repurchases. The Company’s purchases of ARS from clients will continue on a periodic basis after May 2011 pursuant to the settlements with the Regulators. The ultimate amount of ARS to be purchased by the Company cannot be predicted with any certainty and will be impacted by redemptions by issuers and client actions during the period, which also cannot be predicted.
The Company is also named as a respondent in a number of arbitrations by its current or former clients as well as lawsuits related to its sale of ARS. If the ARS market remains frozen, the Company may likely be further subject to claims by its clients. There can be no guarantee that the Company will be successful in defending any or all of the current actions against it or any subsequent actions filed in the future. Any such failure could, and in certain current ARS actions would, have a material adverse effect on the results of operations and financial condition of the Company including its cash position.
The Company has sought, with limited success, financing from a number of sources to try to find a means for all its clients to find liquidity from their ARS holdings and will continue to do so. There can be no assurance that the Company will be successful in finding a liquidity solution for all its clients’ ARS.
Accounting — The Company accrues for estimated loss contingencies related to legal and regulatory matters when available information indicates that it is probable a liability had been incurred at the date of the consolidated financial statements and the Company can reasonably estimate the amount of that loss. Based on information currently available and advice of counsel, the Company believes that the eventual outcome of the actions against the Company will not individually or in the aggregate, have a material adverse effect on the Company’s consolidated financial statements. However, the ultimate resolution of these legal and regulatory matters may differ materially from these accrued estimated amounts and, accordingly, an adverse result or multiple adverse results in arbitrations and litigations currently filed or to be filed against the Company could, and in the case of certain arbitrations or litigations relating to auction rate securities would, have a material adverse effect on the Company’s results of operations and financial condition, including its cash position. The materiality of these matters to the Company’s future operating results depends on the level of future results of operations as well as the timing and ultimate outcome of such legal matters.
In many proceedings, however, it is inherently difficult to determine whether any loss is probable or even possible or to estimate the amount of any loss. In addition, even where loss is possible or an exposure to loss exists in excess of the liability already accrued with respect to a previously recognized loss contingency, it is often not possible to reasonably estimate the size of the possible loss or range of loss or additional losses or range of additional losses.
For certain legal and regulatory proceedings, the Company can estimate possible losses, or, ranges of loss in excess of amounts accrued, but does not believe, based on current knowledge and after consultation with counsel, that such losses individually or in the aggregate, will have a material adverse effect on the Company’s consolidated financial statements as a whole. Notwithstanding the foregoing, an adverse result or multiple adverse results in arbitrations and litigations currently filed or to be filed against the Company could, and in the case of certain arbitrations or litigations relating to auction rate securities would, have a material adverse effect on the Company’s results of operations and financial condition, including its cash position.
For certain other legal and regulatory proceedings, the Company cannot reasonably estimate such losses, particularly for proceedings that are in their early stages of development or where plaintiffs seek substantial, indeterminate or special damages. Numerous issues may need to be reviewed, analyzed or resolved, including through potentially lengthy discovery and determination of important factual matters, and by addressing novel or unsettled legal questions relevant to the proceedings in question, before a loss or additional loss or range of loss or additional loss can be reasonably estimated for any proceeding. Even after lengthy review and analysis, the Company, in many legal and regulatory proceedings, may not be able to reasonably estimate possible losses or range of losses.
14. Regulatory requirements
The Company’s U.S. broker dealer subsidiaries, Oppenheimer and Freedom, are subject to the uniform net capital requirements of the SEC under Rule 15c3-1 (the “Rule”) promulgated under the Exchange Act. Oppenheimer computes its net capital requirements under the alternative method provided for in the Rule which requires that Oppenheimer maintain net capital equal to two percent of aggregate customer-related debit items, as defined in SEC Rule 15c3-3. At December 31, 2010, the net capital of Oppenheimer as calculated under the Rule was $170.8 million or 13.98% of Oppenheimer’s aggregate debit items. This was $146.3 million in excess of the minimum required net capital at that date. Freedom computes its net capital requirement under the basic method provided for in the Rule, which requires that Freedom maintain net capital equal to the greater of $250,000 or 6-2/3% of aggregate indebtedness, as defined. At December 31, 2010, Freedom had net capital of $4.9 million, which was $4.6 million in excess of the $250,000 required to be maintained at that date.
At December 31, 2010, Oppenheimer and Freedom had $15.9 million and $13.9 million, respectively, in cash and U.S. Treasury securities segregated under Federal and other regulations.
At December 31, 2010, the regulatory capital of Oppenheimer E.U. Ltd. was $3.2 million which was $865,000 in excess of the $2.3 million required to be maintained at that date. Oppenheimer E.U. Ltd. computes its regulatory capital pursuant to the Fixed Overhead Method prescribed by the Financial Services Authority of the United Kingdom.
At December 31, 2010, the regulatory capital of Oppenheimer Investments Asia Ltd. was $1.8 million which was $1.4 million in excess of the $385,000 required to be maintained on that date. Oppenheimer Investments Asia Ltd. computes its regulatory capital pursuant to the requirements of the Securities and Futures Commission in Hong Kong.
In accordance with the SEC’s No-Action Letter dated November 3, 1998, the Company has computed a reserve requirement for the proprietary accounts of introducing firms as of December 31, 2010. The Company had no deposit requirements as of December 31, 2010.

15. Goodwill and intangibles
Goodwill arose upon the acquisitions of Oppenheimer, Old Michigan Corp., Josephthal & Co. Inc., Grand Charter Group Incorporated and the Oppenheimer Divisions. The Company defines a reporting unit as an operating segment. The Company’s goodwill resides in its Private Client Division (“PCD”). Goodwill of a reporting unit is subject to at least an annual test for impairment to determine if the fair value of goodwill of a reporting unit is less than its estimated carrying amount. The Company derives the estimated carrying amount of its operating segments by estimating the amount of stockholders’ equity required to support the activities of each operating segment.
The goodwill of a reporting unit is required to be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company performed its annual test for goodwill impairment as of December 31, 2010. Neither of the impairment analyses resulted in impairment charges.
The Company’s goodwill impairment analysis performed at December 31, 2010 applied the same valuation methodologies with consistent inputs as that performed at December 31, 2009, as follows:
In estimating the fair value of the PCD, the Company used traditional standard valuation methods, including the market comparable approach and income approach. The market comparable approach is based on comparisons of the subject company to public companies whose stocks are actively traded (“Price Multiples”) or to similar companies engaged in an actual merger or acquisition (“Precedent Transactions”). As part of this process, multiples of value relative to financial variables, such as earnings or stockholders’ equity, are developed and applied to the appropriate financial variables of the subject company to indicate its value. The income approach involves estimating the present value of the subject company’s future cash flows by using projections of the cash flows that the business is expected to generate, and discounting these cash flows at a given rate of return (“Discounted Cash Flow” or “DCF”). Each of these standard valuation methodologies requires the use of management estimates and assumptions.
In its Price Multiples valuation analysis, the Company used various operating metrics of comparable companies, including revenues, pre-tax and after-tax earnings, EBITDA on a trailing-twelve-month basis as well as price-to-book value ratios at a point in time. The Company analyzed prices paid in Precedent Transactions that are comparable to the business conducted in the PCD. The DCF analysis included the Company’s assumptions regarding growth rates of the PCD’s revenues, expenses, EBITDA, and capital expenditures, adjusted for current economic conditions and expectations. The Company’s assumptions also included a discount rate of 14.1% and a terminal growth rate of 3% in its calculations. The Company weighted each of the three valuation methods equally in its overall valuation. Given the subjectivity involved in selecting which valuation method to use, the corresponding weightings, and the input variables for use in the analyses, it is possible that a different valuation model and the selection of different input variables could produce a materially different estimate of the fair value of our goodwill.
Based on the analysis performed, the Company concluded that the PCD’s fair value exceeded its carrying amount including goodwill as of December 31, 2010. The PCD operating segment produced strong revenues, cash flows, and earnings in the twelve-month period ended December 31, 2010.
Intangible assets also arose from the January 2008 acquisition of certain businesses from CIBC World Markets Corp. and are comprised of customer relationships and a below market lease. Customer relationships are carried at $758,000 (which is net of accumulated amortization of $183,000) as at December 31, 2010 and are being amortized on a straight-line basis over 180 months commencing in January 2008. The below market lease is carried at $8.5 million (which is net of accumulated amortization of $12.8 million) as at December 31, 2010 and is being amortized on a straight-line basis over 60 months commencing in January 2008.
Trademarks and trade names recorded as at December 31, 2010 have been tested for impairment and it has been determined that no impairment has occurred.
16. Segment Information
The Company has determined its reportable segments based on the Company’s method of internal reporting, which disaggregates its retail business by branch and its proprietary and investment banking businesses by product. The Company’s segments are: Private Client which includes commission and fee income earned on client transactions, net interest earnings on client margin loans and cash balances, stock loan activities and financing activities; Capital Markets which includes investment banking, market-making activities in over-the-counter equities, institutional trading in both fixed income and equities, structured assets transactions, bond trading, trading in mortgage-backed securities, corporate underwriting activities, public finance activities, syndicate participation as well as the Company’s operations in the United Kingdom, Hong Kong, and Israel; and Asset Management which includes fees from money market funds and the investment management services of Oppenheimer Asset Management Inc. and Oppenheimer’s asset management divisions employing various programs to professionally manage client assets either in individual accounts or in funds. The Company evaluates the performance of its segments and allocates resources to them based upon profitability.
The table below presents information about the reported revenue and profit before income taxes of the Company for the years ended December 31, 2010, 2009 and 2008. Asset information by reportable segment is not reported, since the Company does not produce such information for internal use.

Expressed in thousands of dollars.
	Year ended December 31,
	2010	2009	2008

Revenue:
Private Client (1) (2)	$597,303	$543,890	$574,331
Capital Markets	359,164	375,164	273,203
Asset Management (1)	69,197	58,616	61,527
Other	9,408	13,763	11,009

Total	$1,035,072	$991,433	$920,070

Profit (loss) before income taxes:
Private Client (2)	$35,281	$24,825	$64,264
Capital Markets (3) (4)	18,756	(4,854)	(93,975)
Asset Management	22,391	15,892	12,303
Other	(5,662)	(1,050)	(18,635)

Total	$70,766	$34,813	$(36,043)

(1)	For the year ended December 31, 2010, the Asset Management and the Private Client segments earned performance fees of approximately $6.8 million and $6.1 million, respectively ($5.1 million and $5.4 million, respectively, in 2009 and $552,900 and $815,300, respectively, in 2008). These fees are based on participation as general partner in various alternative investments.

(2)	For the years ended December 31, 2010, the Private Client segment continued to be negatively impacted by the low interest rate environment. Revenue from margin interest, money fund products and, since March 2008, sponsored FDIC-covered deposits totaled $37.7 million ($45.5 million in 2009 and $89.7 million in 2008).

(3)	For the year ended December 31, 2008, the Capital Markets segment included accrued expenses of $40.2 million for deferred incentive compensation to former CIBC employees for awards made by CIBC prior to the January 14, 2008 acquisition by the Company.

(4)	For the year ended December 31, 2008, the Capital Markets segment included transition service charges of $27.3 million paid to CIBC for interim support of the acquired businesses which substantially terminated upon the transition of such businesses to Oppenheimer’s platform in mid August 2008.
For the year ended December 31, 2010, revenue from foreign operations was $36.7 million ($29.6 million in 2009 and $11.6 million in 2008).
17. Related party transactions
The Company does not make loans to its officers and directors except under normal commercial terms pursuant to client margin account agreements. These loans are fully collateralized by employee-owned securities.
18. 2008 Acquisition
On January 14, 2008, the Company acquired CIBC World Markets Corp.’s U.S. Investment Banking, Corporate Syndicate, Institutional Sales and Trading, Equity Research, Options Trading and a portion of the Debt Capital Markets business which includes Convertible Bond Trading, Loan Syndication and Trading, High Yield Origination and Trading as well as Oppenheimer Israel (OPCO) Ltd., formerly CIBC Israel Ltd., and businesses operating in the United Kingdom on September 5, 2008 (now operating as Oppenheimer E.U. Ltd.) and Hong Kong, China on November 4, 2008 (now operating as Oppenheimer Investments Asia Ltd.). The acquired businesses along with the Company’s existing Investment Banking, Corporate Syndicate, Institutional Sales and Trading and Equities Research divisions were combined to form the Oppenheimer Investment Banking Division (OIB Division) within the Capital Markets business segment.
The acquisition was accounted for under the purchase method, which requires the acquiring entity to allocate the cost of an acquired business to the assets acquired and liabilities assumed based on their estimated fair values as at the date of acquisition. Consideration paid in cash is measured based on the amount of cash paid, while non-cash consideration is recorded at estimated fair value.
The purchase price for the transaction is comprised of (1) an earn-out based on the annual performance of the OIB Division for the calendar years 2008 through 2012 (in no case to be less than $5 million per year) to be paid in the first quarter of 2013 (the “Earn-Out Date”). On the Earn-Out Date, 25% of the earn-out will be paid in cash and the balance may be paid, at the Company’s option, in any combination of cash, the Company’s Class A Stock (at the then prevailing market price) and/or debentures to be issued by the Company payable in two equal tranches — 50% one year after the Earn-Out Date and the balance two years after the Earn-Out Date, (2) warrants to purchase 1,000,000 shares of Class A Stock of the Company at $48.62 per share exercisable five years from the January 2008 closing, (3) consideration at closing equal to the fair market value of net securities owned in the amount of $48.2 million, (4) cash consideration at closing in the amount of $2.7 million for office facilities, (5) a cash payment at closing in the amount of $1.1 million to extinguish a demand note, and (6) cash paid to cover acquisition costs of $1.8 million.
Intangible assets also arose from the January 2008 acquisition of certain U.S. capital markets businesses from CIBC World Markets Corp. and are comprised of customer relationships and a below market lease. Customer relationships are carried at $758,000 (which is net of accumulated amortization of $183,000) as at December 31, 2010 and are being amortized on a straight-line basis over 180 months commencing in January 2008. The below market lease is carried at $8.5 million (which is net of accumulated amortization of $12.8 million) as at December 31, 2010 and is being amortized on a straight-line basis over 60 months commencing in January 2008.
The earn-out, which will amount to no less than $25.0 million, was assigned a fair value of $11.1 million at acquisition date. The difference between the full liability and the grant date fair value is being amortized over 60 months commencing in January 2008 and approximately $2.8 million for the year ended December 31, 2010 ($2.8 million in 2009 and in 2008) is included as interest expense in the consolidated statement of operations. If the earn-out exceeds $5.0 million in any of the five years from 2008 through 2012, the excess will first reduce the excess of fair value of acquired assets over cost and second will create goodwill, as applicable. The earn-out for 2010, 2009 and 2008 was $5.0 million in each year.
As part of the transaction, the Company borrowed $100.0 million from CIBC in the form of a five-year Subordinated Note. See note 7. In addition, CIBC is providing a warehouse facility, initially up to $1.5 billion, to OPY Credit Corp. to extend financing commitments to third-party borrowers identified by the Company. Underwriting of loans pursuant to the warehouse facility is subject to joint credit approval by Oppenheimer and CIBC. See note 4.
In addition, in conjunction with the transaction, the Company agreed to pay to CIBC an estimated $46.4 million over three years from 2008 through 2010 (2008 — $5.3 million; 2009 — $15.9 million; 2010 — $37.2 million) for future payments of deferred incentive compensation to former CIBC employees for awards made by CIBC prior to January 14, 2008. The Company recorded approximately $3.8 million of such expense in the consolidated statement of operations for the year ended December 31, 2010 of which $3.6 million is included in compensation and related expenses and $157,800 is included in interest expense in the consolidated statement of operations ($9.4 million in 2009 of which $7.4 million is included in compensation and related expenses and $2.0 million is included in interest expense and $40.2 million in 2008 of which $33.2 million is included in compensation and related expenses and $7.0 million is included in interest expense). The estimated amounts are based on forfeiture assumptions and actual amounts may differ from these estimates.
19. Subsequent events
On January 28, 2011, the Company announced a cash dividend of $0.11 per share (totaling $1.5 million) payable on February 25, 2011 to Class A and Class B Stockholders of record on February 11, 2011.

20. Quarterly Information (unaudited)
Expressed in thousands of dollars, except per share amounts.

	Fiscal Quarters
Year ended December 31, 2010	Fourth	Third	Second	First	Year

Revenue	$296,760	$235,141	$256,996	$246,175	$1,035,072
Profit before income taxes	$31,274	$7,486	$16,146	$15,860	$70,766

Net profit attributable to Oppenheimer Holdings Inc.	$16,540	$3,421	$9,202	$9,168	$38,331

Earnings per share:
Basic	$1.24	$0.26	$0.69	$0.69	$2.87
Diluted	$1.18	$0.25	$0.66	$0.66	$2.76

Dividends per share	$0.11	$0.11	$0.11	$0.11	$0.44

Market price of Class A Stock (1):
High	$28.74	$29.86	$30.41	$33.63	$33.63
Low	$23.25	$22.11	$23.79	$24.11	$22.11

Year ended	Fiscal Quarters
December 31, 2009	Fourth	Third	Second	First	Year

Revenue	$273,377	$262,067	$250,724	$205,265	$991,433
Profit (loss) before income taxes	$10,609	$14,050	$12,976	$(2,822)	$34,813
Net profit (loss)	$6,463	$7,908	$7,130	$(2,014)	$19,487
Earnings (loss) per share:
Basic	$0.49	$0.60	$0.55	$(0.15)	$1.49
Diluted	$0.48	$0.59	$0.54	$(0.15)	$1.45

Dividends per share	$0.11	$0.11	$0.11	$0.11	$0.44

Market price of Class A Stock (1):
High	$34.16	$30.38	$22.83	$14.72	$34.16
Low	$22.85	$20.56	$9.00	$6.70	$6.70

(1)	The price quotations above were obtained from the New York Stock Exchange web site.

21. Supplemental Guarantor Condensed Consolidated Financial Statements
The Company’s Senior Secured Notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by E.A. Viner International Co. and Viner Finance Inc. (together, the Guarantors). Each of the Guarantors is 100% owned by the Company. The following condensed consolidating financial statements present the financial position, result of operations and cash flows of the Company (referred to as “Parent” for purpose of this note only), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and elimination entries necessary to consolidate the Company. Investments in subsidiaries are accounted for using the equity method for purposes of the consolidated presentation.
CONDENSED CONSOLIDATING BALANCE SHEET
AS AT DECEMBER 31, 2010

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$361	$(241)	$52,734	$—	$52,854
Cash and securities segregated for regulatory and other purposes	—	—	142,446	—	142,446
Deposits with clearing organizations	—	—	23,228	—	23,228
Receivable from brokers and clearing organizations	—	62	302,782	—	302,844
Receivable from customers, net of allowance for credit losses of $2,716	—	—	924,817	—	924,817
Income taxes receivable	—	33,557	(702)	(27,876)	4,979
Securities purchased under agreements to resell	—	—	347,070	—	347,070
Securities owned, including amounts pledged of $102,501, at fair value	—	—	367,019	—	367,019
Subordinated loan receivable	—	12,558	100,000	(112,558)	—
Notes receivable, net	—	—	59,786	—	59,786
Office facilities, net	—	—	22,875	—	22,875
Intangible assets, net	—	—	40,979	—	40,979
Goodwill	—	—	132,472	—	132,472
Other	—	(347)	198,954	58	198,665
Investment in subsidiaries	484,639	782,915	(152,852)	(1,114,702)	—
Intercompany receivable	12,135	21,862	1,847	(35,844)	—

	$497,135	$850,366	$2,563,455	$(1,290,922)	$2,620,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Drafts payable	$—	$—	$61,055	$—	$61,055
Bank call loans	—	—	147,000	—	147,000
Payable to brokers and clearing organizations	—	—	372,697	—	372,697
Payable to customers	—	—	406,916	—	406,916
Securities sold under agreements to repurchase	—	—	390,456	—	390,456
Securities sold, but not yet purchased, at fair value	—	—	160,052	—	160,052
Accrued compensation	—	—	175,938	—	175,938
Accounts payable and other liabilities	131	—	262,268	107	262,506
Income taxes payable	2,440	22,188	3,248	(27,876)	—
Senior secured credit note	—	—	22,503	—	22,503
Subordinated note	—	—	212,558	(112,558)	100,000
Deferred income taxes, net	—	—	16,292	3	16,295
Excess of fair value of acquired assets over cost	—	—	7,020	—	7,020
Intercompany payables	—	35,896	—	(35,896)	—

	2,571	58,084	2,238,003	(176,220)	2,122,438

Stockholders’ equity attributable to Oppenheimer Holdings Inc.	494,564	792,282	322,420	(1,114,702)	494,564
Non-controlling interest	—	—	3,032	—	3,032

Stockholder’s equity	494,564	792,282	325,452	(1,114,702)	497,596

	$497,135	$850,366	$2,563,455	$(1,290,922)	$2,620,034

CONDENSED CONSOLIDATING BALANCE SHEET
AS AT DECEMBER 31, 2009

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$2,475	$2,359	$64,084	$—	$68,918

Cash and securities segregated for regulatory and other purposes	—	—	78,133	—	78,133
Deposits with clearing organizations	—	—	25,798	—	25,798
Receivable from brokers and clearing organizations	—	1,482	389,430	—	390,912
Receivable from customers, net of allowance for credit losses of $2,378	—	—	826,658	—	826,658
Income taxes receivable	—	20,098	—	(14,589)	5,509
Securities purchased under agreements to resell	—	—	163,825	—	163,825
Securities owned, including amounts pledged of $156,248, at fair value	—	—	238,372	—	238,372
Subordinated loan receivable	—	12,558	100,000	(112,558)	—
Notes receivable, net	—	—	61,396	—	61,396
Office facilities, net	—	—	18,751	3,605	22,356
Deferred income taxes, net	—	—	43,030	(27,671)	15,359
Intangible assets, net	—	—	45,303	—	45,303
Goodwill	—	—	132,472	—	132,472
Other	—	337	131,641	(3,606)	128,372
Investments in subsidiaries	448,315	797,309	(133,399)	(1,112,225)	—
Intercompany receivables	771	37,445	—	(38,216)	—

	$451,561	$871,588	$2,185,494	$(1,305,260)	$2,203,383

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Drafts payable	$—	$—	$48,097	$—	$48,097
Bank call loans	—	—	—	—	—
Payable to brokers and clearing organizations	—	—	436,018	—	436,018
Payable to customers	—	—	488,360	—	488,360
Securities sold under agreements to repurchase	—	—	155,625	—	155,625
Securities sold, but not yet purchased, at fair value	—	—	131,739	—	131,739
Accrued compensation	—	—	202,525	—	202,525

Accounts payable and other liabilities	114	1,321	151,144	(2,530)	150,049

Income taxes payable	—	21,232	(9,102)	(12,130)	—
Senior secured credit note	—	—	32,503	—	32,503
Subordinated note	—	—	212,558	(112,558)	100,000
Deferred income taxes, net	—	—	27,672	(27,672)	—
Excess of fair value of acquired assets over cost	—	—	7,020	—	7,020
Intercompany payables	—	35,879	2,266	(38,145)	—

	114	58,432	1,886,425	(193,035)	1,751,936

Stockholders’ equity	451,447	813,156	299,069	(1,112,225)	451,447

	$451,561	$871,588	$2,185,494	$(1,305,260)	$2,203,383

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
REVENUE:
Commissions	$—	$—	$537,730	$—	$537,730
Principal transactions, net	—	(276)	77,459	—	77,183
Interest	—	7,111	45,869	(7,109)	45,871
Investment banking	—	—	134,906	—	134,906
Advisory fees	—	—	189,875	(1,987)	187,888
Other	—	—	51,494	—	51,494

	—	6,835	1,037,333	(9,096)	1,035,072

EXPENSES:
Compensation and related expenses	292	—	671,952	—	672,244
Clearing and exchange fees	—	—	25,754	—	25,754
Communications and technology	18	—	64,682	—	64,700
Occupancy and equipment costs	—	—	74,389	—	74,389
Interest	—	6,487	26,536	(7,109)	25,914
Other	774	343	102,175	(1,987)	101,305

	1,084	6,830	965,488	(9,096)	964,306

Profit (loss) before income taxes	(1,084)	5	71,845	—	70,766
Income tax provision (benefit)	(422)	87	30,522	—	30,187

Net profit (loss) for the year	(662)	(82)	41,323	—	40,579
Less net profit attributable to non-controlling interest, net of tax	—	—	2,248	—	2,248
Equity in income of subsidiaries	38,993	—	—	(38,993)	—

Net profit attributable to Oppenheimer Holdings Inc.	$38,331	$(82)	$39,075	$(38,993)	$38,331

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
REVENUE:
Commissions	$—	$—	$555,574	$—	$555,574
Principal transactions, net	—	—	107,094	—	107,094
Interest	2	7,646	35,595	(7,283)	35,960
Investment banking	—	—	90,960	—	90,960
Advisory fees	475	—	162,622	(2,392)	160,705
Other	—	—	41,140	—	41,140

	477	7,646	992,985	(9,675)	991,433

EXPENSES:
Compensation and related expenses	442	—	671,883	—	672,325
Clearing and exchange fees	—	—	26,748	—	26,748
Communications and technology	39	—	62,685	—	62,724
Occupancy and equipment costs	9	—	74,363	—	74,372
Interest	28	7,949	20,356	(7,283)	21,050
Other	2,470	1,850	97,473	(2,392)	99,401

	2,988	9,799	953,508	(9,675)	956,620

Profit (loss) before income taxes	(2,511)	(2,153)	39,478	—	34,813
Income tax provision (benefit)	(967)	(1,718)	18,012	—	15,326

Equity in income of subsidiaries	21,031	—	—	(21,031)	—

Net profit (loss) for the year	$19,487	$(435)	$21,466	$(21,031)	$19,487

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
REVENUE:
Commissions	$—	$—	$532,682	$—	$532,682
Principal transactions, net	—	—	20,651	—	20,651
Interest	111	8,497	61,785	(8,600)	61,793
Investment banking	—	—	83,541	—	83,541
Advisory fees	905	—	199,942	(1,887)	198,960
Other	—	—	22,443	—	22,443

	1,016	8,497	921,044	(10,487)	920,070

EXPENSES:
Compensation and related expenses	525	—	625,505	—	626,030
Clearing and exchange fees	—	—	31,007	—	31,007
Communications and technology	106	—	75,253	—	75,359
Occupancy and equipment costs	25	—	69,920	—	69,945
Interest	204	8,111	39,283	(8,600)	38,998
Other	266	743	115,652	(1,887)	114,774

	1,126	8,854	956,620	(10,487)	956,113

Loss before income taxes	(110)	(357)	(35,576)	—	(36,043)
Income tax provision (benefit)	15	(291)	(14,997)	—	(15,273)
Equity in income of subsidiaries	(20,645)	—	—	20,645	—

Net loss for the year	$(20,770)	$(66)	$(20,579)	$20,645	$(20,770)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2010

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net profit (loss) for year	$38,331	$(82)	$41,323	(38,993)	$40,579
Adjustments to reconcile net profit (loss) to net cash provided by operating activities:
Non-Cash items included in net profit (loss):
Depreciation and amortization	—	—	12,448	—	12,448
Deferred income taxes	—	—	31,652	—	31,652
Amortization of notes receivable	—	—	19,657	—	19,657
Amortization of debt issuance costs	—	—	985	—	985
Amortization of intangible assets	—	—	4,324	—	4,324
Provision for credit losses	—	—	338	—	338
Share-based compensation	—	—	4,242	—	4,242
Decrease (Increase) in operating assets and liabilities:
Cash (used in) provided by operating activities	(491)	3,880	(253,873)	(1,017)	(251,502)

Cash (used in) provided by operating activities	37,840	3,798	(138,905)	(40,010)	(137,277)

Cash flows from investing activities:

Purchase of office facilities	—	—	(12,157)	—	(12,157)

Cash used in investing activities	—	—	(12,157)	—	(12,157)

Cash flows from financing activities:
Cash dividends paid on Class A non-voting and Class B voting common stock	(5,871)	—	—	—	(5,871)
Issuance of Class A non-voting common stock	2,312	—	—	—	2,312
Repayments of senior secured credit note	—	—	(10,000)	—	(10,000)
Other financing activities	(36,395)	(6,398)	149,712	40,010	146,929

Cash provided by (used in) financing activities	(39,954)	(6,398)	139,712	40,010	133,370

Net decrease in cash and cash equivalents	(2,114)	(2,600)	(11,350)	—	(16,064)
Cash and cash equivalents, beginning of year	2,475	2,359	64,084	—	68,918

Cash and cash equivalents, end of year	$361	$(241)	$52,734	$—	$52,854

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2009

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net profit (loss) for year	$19,487	$(435)	$21,466	$(21,031)	$19,487
Adjustments to reconcile net profit (loss) to net cash provided by operating activities:
Non-cash items included in net profit (loss):
Depreciation and amortization	—	—	12,630	—	12,630
Deferred income taxes	—	—	(14,271)	—	(14,271)
Amortization of notes receivable	—	—	18,462	—	18,462
Amortization of debt issuance costs	—	—	1,188	—	1,188
Amortization of intangible assets	—	—	4,814	—	4,814
Provision for credit losses	—	—	352	—	352
Share-based compensation	—	—	17,246	—	17,246
Decrease (Increase) in operating assets and liabilities:
Cash (used in) provided by operating activities	(830)	14,909	(19,305)	35	(5,191)

Cash (used in) provided by operating activities	18,657	14,474	42,582	(20,996)	54,717

Cash flows from investing activities:
Purchase of office facilities	—	—	(7,762)	—	(7,762)
Cash used in investing activities	—	—	(7,762)	—	(7,762)

Cash flows from financing activities:
Cash dividends paid on Class A non-voting and Class B voting common stock	(5,776)	—	—	—	(5,776)
Issuance of Class A non-voting common stock	3,043	—	—	—	3,043
Repurchase of Class A non-voting common stock for cancellation	(559)	—	—	—	(559)
Repayments of senior secured credit note	—	—	(15,160)	—	(15,160)
Other financing activities	(14,444)	(12,377)	(445)	20,996	(6,270)

Cash provided by (used in) financing activities	(17,736)	(12,377)	(15,605)	20,996	(24,722)

Net increase in cash and cash equivalents	920	2,097	19,216	—	22,233
Cash and cash equivalents, beginning of year	1,555	262	44,868	—	46,685

Cash and cash equivalents, end of year	$2,475	$2,359	$64,084	$—	$68,918

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2008

		Guarantor	Non-Guarantor
(Expressed in thousands of dollars)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net profit (loss) for year	$(20,770)	$(66)	$(20,579)	20,645	$(20,770)
Adjustments to reconcile net profit (loss) to net cash provided by operating activities:
Non-cash items included in net profit (loss):
Depreciation and amortization	—	—	11,474	—	11,474
Deferred income taxes	—	—	(12,300)	—	(12,300)
Amortization of notes receivable	—	—	16,761	—	16,761
Amortization of debt issuance costs	—	—	1,227	—	1,227
Amortization of intangible assets	—	—	5,058	—	5,058
Provision for credit losses	—	—	1,473	—	1,473
Share-based compensation	—	—	(112)	—	(112)
Decrease (Increase) in operating assets and liabilities:
Cash (used in) provided by operating activities	14,128	5,271	38,519	(971)	56,948

Cash (used in) provided by operating activities	(6,640)	5,205	41,521	19,673	59,759

Cash flows from investing activities:
Acquisition, net of cash acquired	—	—	(50,335)	—	(50,335)
Purchase of office facilities	—	—	(15,243)	—	(15,243)
Cash used in investing activities	—	—	(65,578)	—	(65,578)

Cash flows from financing activities:
Cash dividends paid on Class A non-voting and Class B voting common stock	(5,890)	—	—	—	(5,890)
Issuance of Class A non-voting common stock	5,740	—	—	—	5,740
Repurchase of Class A non-voting common stock for cancellation	(17,187)	—	—	—	(17,187)
Issuance of subordinated note	—	—	100,000	—	100,000
Repayments of senior secured credit note	—	—	(35,662)	—	(35,662)
Other financing activities	22,160	(5,110)	(19,576)	(19,673)	(22,199)

Cash provided by (used in) financing activities	4,823	(5,110)	44,762	(19,673)	24,802

Net increase (decrease) in cash and cash equivalents	(1,817)	95	20,705	—	18,983
Cash and cash equivalents, beginning of year	3,372	167	24,163	—	27,702

Cash and cash equivalents, end of year	$1,555	$262	$44,868	$—	$46,685